FIFTH AMENDED AND RESTATED OPERATING AGREEMENT
OF
LINCOLNWAY ENERGY, LLC

THIS FIFTH AMENDED AND RESTATED OPERATING AGREEMENT ("Agreement") of Lincolnway Energy, LLC (the "Company") is effective as of __________, 2022.

RECITALS:

A.The Members have elected to have the Company be subject to the Iowa Act (as that term is defined in Section 1).

B.As part of that election, the Members desire to enter into this Agreement to, in general, govern the relations among the Members and between the Members and the Company, the rights and duties of the Directors, the activities of the Company, and the conduct of those activities, and to supersede and replace in entirety the Fourth Amended and Restated Operating Agreement of the Company dated as of April 1, 2020 (the "Prior Operating Agreement").

NOW, THEREFORE, in consideration of the Recitals and the mutual agreements set forth in this Agreement, the Members agree as follows:

ARTICLE 1
DEFINITIONS

1.1Definitions. The following terms shall have the following meanings for purposes of this Agreement:

(a)Additional Members. The term "Additional Members" means, collectively, all Persons who are issued Units (as that term is defined below) and are admitted as a Member pursuant to the procedures set forth in Section 9.4. The term "Additional Member" means any one of the Additional Members.

(b)Adjusted Capital Account. The term "Adjusted Capital Account" means, with respect to each Member, the Member's Capital Account (as that term is defined below) as adjusted by the items described in Sections 1.704-2(g)(1), 1.704-2(i)(5) and 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations (as that term is defined below).

(c)Agreement. The term "Agreement" means this Fifth Amended and Restated Operating Agreement, as the same may be amended or restated from time to time in accordance with this Agreement.

(d)Capital Account. The term "Capital Account" means, with respect to each Member, the capital account of the Member at the particular time in question, as maintained and adjusted up to the particular time in question pursuant to Section 7.3.

(e)Certificate of Organization. The term "Certificate of Organization" means the certificate of organization or restated certificate of organization, as the case may be, of the Company, as the same may be amended or restated from time to time in accordance with this Agreement, with the Certificate of Organization as of the date of this Agreement being the Restatement of the Certificate of Organization dated the same date as this Agreement.

(f)Class A Member. The term “Class A Member” means a Member holding Class A Units.

(g)Class A Units. The term “Class A Units” means the Units having the privileges, preferences, and rights specified with respect to “Class A Units” in this Agreement, including those described in Section 7.1(c)(2).

(h)Class B Member. The term “Class B Member” means a Member holding Class B Units.

(i)Class B Units. The term “Class B Units” means the Units having the privileges, preferences, and rights specified with respect to “Class B Units” in this Agreement, including those described in Section 7.1(c)(3).

(j)Class C Member. The term “Class C Member” means a Member holding Class C Units.

(k)Class C Units. The term “Class C Units” means the Units having the privileges, preferences, and rights specified with respect to “Class C Units” in this Agreement, including those described in Section 7.1(c)(4).

(l)Class D Member. The term “Class D Member” means a Member holding Class D Units.

(m)Class D Units. The term “Class D Units” means the Units having the privileges, preferences, and rights specified with respect to “Class D Units” in this Agreement, including those described in Section 7.1(c)(5).

(n)Code. The term "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent superseding United States federal revenue laws.

(o)Common Member. The term “Common Member” means a Member holding Common Units.

(p)Common Units. The term “Common Units” means the Units having the privileges, preferences, and rights specified with respect to “Common Units” in this Agreement, including those described in Section 7.1(c)(1).

(q)Contribution. The term "Contribution" means any benefit provided by a Member to the Company in order to become a member of the Company, whether upon or after the formation of the Company, or otherwise in the Member's capacity as a member of the Company. A Contribution may consist of tangible or intangible property or any other benefit to the Company which is acceptable to the Directors, including money, services performed, promissory notes, other agreements to contribute money or property, and contracts for services to be performed.

(r)Deemed Liquidation Event. The term “Deemed Liquidation Event” shall be defined as set forth in Section 10.3.

(s)Director. The term "Director" means any one of the individuals who are elected or appointed as a director from time to time in the manner provided in this Agreement, and shall include both Elected Directors and Class A Directors as set forth in Section 4.2. The term "Directors" means the number of such directors as is specified or contemplated by the particular provision of this Agreement which is in question. As provided in Section 4.21, the Directors are synonymous with, and shall be deemed for all purposes to be the same as, "managers" for purposes of the Iowa Act (as that term is defined below) and the Certificate of Organization.

(t)Distribution. The term "Distribution" means a transfer of money or property by the Company to a Member on account of a Unit.

(u)Fiscal Year. The term "Fiscal Year" means the Company's fiscal year, which shall be determined from time to time by the Directors, but which in the absence of an express determination by the Directors to the contrary, shall be from the first day of October to the last day of September.

(v)Iowa Act. The term "Iowa Act" means the Revised Uniform Limited Liability Company Act, Chapter 489 of the Code of Iowa, as amended or redesignated from time to time.

(w)Members. The term "Members" means, collectively, the Persons who are, at the particular time in question, the record holders of the outstanding Units, including Common Members, Class A Members, Class B Members, Class C Members, and Class D Members. The term "Member" means any one of the Members, or, if there is only one Member, the sole Member.

(x)Net Losses. The term "Net Losses" means, for each Fiscal Year, the net losses and deductions of the Company determined in accordance with accounting principles and methods of accounting consistently applied from year to year as determined by the Directors. The Directors may determine to utilize one method of accounting for tax purposes of the Company and another for financial and/or other purposes. The determination of Net Losses shall not include any Regulatory Allocations (as that term is defined below).

(y)Net Profits. The term "Net Profits" means, for each Fiscal Year, the net income and gains of the Company determined in accordance with accounting principles and methods of accounting consistently applied from year to year as determined by the Directors. The Directors may determine to utilize one method of accounting for tax purposes of the Company and another for financial and/or other purposes. The determination of Net Profits shall not include any Regulatory Allocations.

(z)Person. The term "Person" means and includes an individual and any firm, partnership, limited partnership, limited liability company, limited liability limited partnership, limited liability partnership, corporation, joint venture, trust, estate, cooperative, association and any other entity of whatever nature, including public or governmental bodies, agencies or instrumentalities.

(aa)Record. The term "Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

(ab)Regulatory Allocations. The term "Regulatory Allocations" means the allocations pursuant to Sections 8.1(b), (c), (d) and (e).

(ac)Substitute Member. The term "Substitute Member" means any Person who is an assignee of a Unit and who has been admitted as a Member with respect to such Unit pursuant to the procedures set forth in Section 9.2.

(ad)Treasury Regulations. The term "Treasury Regulations" means the Income Tax Regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time.

(ae)Units. The term "Units" means the capital units of the Company and shall include all types and classes of Units, including the Class A Units, Class B Units, Class C Units, Class D Units, and Common Units. The term "Unit" means any one of the capital units of the Company.

Other terms which are utilized in this Agreement may be defined in other sections of this Agreement.

ARTICLE 2
PURPOSE AND DURATION OF THE COMPANY

2.1Purpose of the Company. The Company may have any lawful purpose, and the Company has the authority to engage in any lawful business or activity.

2.2Duration of the Company. The Company has perpetual duration and shall continue until dissolved and wound up in accordance with this Agreement.

ARTICLE 3
CERTIFICATES FOR UNITS

3.1Certificates for Units. Units may be issued with or without certificates as determined and authorized by the Directors from time to time. Any certificates that are issued for Units shall be in such form as the Directors shall prescribe. All Units shall in all events be issued and held upon and subject to all of the terms and conditions of this Agreement, including Sections 9.1 and 9.2, and the Directors may require that any certificates that are issued to evidence any Units shall bear a legend to such effect, in addition to the legend contemplated by Section 3.8 and any other legends as the Directors may from time to time require.

3.2Execution of Certificates. All certificates for Units shall be numbered in the order in which they shall be issued and shall be signed by any two Directors or by the Chairman or the President and also by the Secretary of the Company. The signature of a Director or of the Chairman, the President or the Secretary upon a certificate may be by facsimile. In the event any individual who has signed or whose facsimile signature has been placed upon a certificate for Units shall have ceased to be a Director or the Chairman, the President or the Secretary, as the case may be, of the Company before the certificate is issued, the certificate may be issued by the Company with the same effect as if the individual were a Director or the Chairman, the President or the Secretary, as the case may be, of the Company at the date of issue of the certificate.

3.3Cancellation. Every certificate surrendered to the Company for exchange or transfer shall be canceled, and no new certificate shall be issued in exchange for any existing certificate until the existing certificate shall have been so canceled, except in cases provided for in Section 3.4; provided, however, that the Directors may authorize the issuance of Units without certificates in exchange for any surrendered and canceled certificate. Every certificate surrendered to the Company for transfer shall be properly endorsed for transfer or accompanied by another transfer document acceptable to the Directors.

3.4Lost, Destroyed, or Mutilated Certificates. In the event of the loss, theft or destruction of any certificate for any Unit, another may be issued in its place pursuant to such regulations as the Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of satisfactory indemnity or bonds of indemnity.

3.5Unit Record and Ownership. A record shall be kept by the Company of the names and addresses of all Members and the class and number of Units held by each Member, and if the Units are represented by certificates, the respective dates thereof, and in case of cancellation, the respective dates of cancellation. The Person in whose name Units stand on the books of the Company shall be deemed to be the record holder and owner of such Units and the Member with respect to such Units for all purposes as regards the Company.

3.6Assignments of Units. Assignments of Units shall be made only on the books of the Company by the record holder of the Units in question, or by such record holder's attorney in fact who has been authorized by power of attorney duly executed by the record holder and filed with the Company, and on surrender of the certificate for such Units, if any, properly endorsed and the payment of all transfer taxes thereon, if any. All Units shall in all events be Transferred only upon and subject to all of the terms and conditions of this Agreement, including Article IX.

3.7Regulations. The Directors may make such other rules and regulations as the Directors may deem necessary or appropriate concerning the issue, Assignment and registration of Units, so long as such rules and regulations are not inconsistent with the Certificate of Organization, this Agreement or applicable law.

3.8Article 8 Election. All Units shall be "securities" governed by Article 8 of the Uniform Commercial Code in any jurisdiction (i) that has adopted revisions to Article 8 of the Uniform Commercial Code substantially consistent with the 1994 revisions to Article 8 adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, and (ii) the laws of which may be applicable, from time to time, to the issues of perfection, the effect of perfection or nonperfection and the priority of a security interest in the Units. Any certificate evidencing Units which is issued after the date of this Agreement may bear a legend substantially to the following effect: "THIS CERTIFICATE EVIDENCES UNITS OF MEMBERSHIP INTEREST IN LINCOLNWAY ENERGY, LLC AND SHALL BE A SECURITY FOR PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE."

ARTICLE 4
RIGHTS AND DUTIES OF DIRECTORS; OFFICERS

4.1Director-Managed Company; Qualifications and Powers of the Directors. Subject only to Sections 4.16, 4.17, 4.18, 4.19, and 4.20, the business and activities of the Company shall be managed by, and under the direction of, the Directors, and any matter regarding the business or activities of the Company may be decided by the Directors. No Director is required to be a Member, an officer or employee of the Company, or a resident of the State of Iowa, and a Director who is also a Member will not cease to be a Director by reason of such Director ceasing to be a Member. A Director must be an individual.

No Director may delegate to any Person the Director's rights and powers to manage and control the business and affairs of the Company, except only as provided in Sections 4.12 and 4.13 with respect to the appointment of officers for the Company and the establishment of committees, and except that the Directors may cause the Company to enter into such management, consulting, advisory, employment or other agreements as the Directors may determine from time to time, and on such terms and conditions as are determined by the Directors.

Without limiting the generality of the foregoing, but subject to Sections 4.16, 4.17, 4.18, 4.19, and 4.20, the Directors shall have the power and authority, on behalf of the Company, to exercise all powers of the Company, including under Section 489.105 of the Iowa Act, including:

(a)to employ or otherwise retain the services of such agents, employees, general managers, accountants, attorneys, consultants, experts and other Persons as the Directors from time to time determine to be necessary or appropriate to carry out the business and affairs of the Company, including any Director, Member, including but not limited to the Class A Member, or officer of the Company or any Person who is affiliated with or related to any Director, Member, including but not limited to the Class A Member, or officer, all upon terms satisfactory to the Directors, and to pay such fees, salaries, wages and other compensation and benefits to such Persons from the funds of the Company as the Directors shall determine from time to time;

(b)to pay, extend, renew, modify, adjust, contest, submit to arbitration, prosecute, defend, settle or compromise, upon such terms as the Directors may determine and upon such evidence as the Directors may deem sufficient, any obligation, suit, liability, cause of action, claim, counterclaim or other dispute, including taxes, either in favor of or against the Company;

(c)to incur and pay any and all fees, costs, expenses and other amounts that the Directors deem necessary or appropriate to the business and affairs of the Company;

(d)to offer and sell Units, debt or other securities of the Company, and in connection with the offer and sale of any Units, debt or other securities of the Company the Directors may (i) prepare and file, or cause to be prepared and filed, one or more offering statements or registration statements and related or other documentation, and all such amendments and supplements thereto as the Directors shall deem advisable from time to time, with the Securities and Exchange Commission, the Financial Industry Regulatory Authority and/or any other domestic or foreign authorities for the registration, offering and sale of the Units, debt or other securities in the United States or elsewhere, and along with one or more offering memorandums, offering circulars, prospectuses or other disclosure documents, and all amendments and supplements to any thereto; (ii) register or otherwise qualify the Units, debt or other securities for offering and sale under the blue sky and securities laws of such states of the United States and other domestic or foreign jurisdictions as the Directors shall deem advisable; (iii) make all such arrangements for the offering and sale of the Units, debt or other securities as the Directors shall deem appropriate, whether pursuant to a registration of the Units, debt or other securities or otherwise, and (iv) take all such action with respect to the matters described in the preceding subclauses (i) through (iii) as the Directors shall deem advisable or appropriate;

(e)to take all such action as the Directors deem necessary or appropriate to avoid the requirement that the Company become licensed, registered or regulated as an investment advisor, an investment company, a broker-dealer or any other form of regulated entity under any foreign, federal, state or local law, rule, regulation or order, or, if so determined by the Directors, to take all such action as the Directors deem necessary or appropriate to cause the Company to be licensed, registered or regulated under any such law, rule, regulation or order and to otherwise bring the Company in compliance with any such law, rule or regulation or order;

(f)to conduct and direct the banking business of the Company and to invest any funds of the Company that are not required for, or are otherwise not committed to the conduct of, the Company's business from time to time in such manner as the Directors may from time to time determine, including in certificates of deposit, commercial paper, treasury bills, sweep accounts, and other investments;

(g)to negotiate, enter into, execute, acknowledge and deliver any and all contracts, agreements, licenses, leases, documents or instruments that the Directors from time to time determine are necessary or appropriate to the business or affairs of the Company, and with such Persons as the Directors shall from time to time determine, including any Director, Member (including but not limited to the Class A Member) or officer of the Company or any Person who is affiliated with or related to any Director, Member (including but not limited to the Class A Member) or officer, including subscription agreements for Units, debt or other securities of the Company; checks, drafts, notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, lease, mortgage or disposition of any or all of the Company's assets and properties; assignments; bills of sale; leases; partnership agreements; and all other contracts, agreements, instruments or documents that the Directors from time to time determine are necessary or appropriate to the business or affairs of the Company;

(h)to pay any and all taxes, charges and assessments that may be levied, assessed or imposed upon the Company or any of the assets or properties of the Company, or to contest any such taxes, charges or assessments;

(i)without limiting subparagraphs (j) and (k) below, to invest in and purchase stock, units or other equity interests in, or debt or other obligations of, such Persons and on such terms as are determined by the Directors from time to time, and to otherwise make any and all decisions with respect to any and all such investments, including voting the stock, units or other equity interests; exercising or refraining from exercising any exchange, conversion or other rights or options with respect to any such stock, units, equity interests, debt or other obligations; and selling or otherwise assigning, transferring or disposing of any such stock, units, equity interests, debt or other obligations;

(j)to acquire any assets or properties from any Person as the Directors may from time to time determine and on such terms as are determined by the Directors, and the fact that such Person is a Director, a Member or an officer of the Company or that a Director, a Member or an officer is directly or indirectly affiliated or connected with any such Person shall not prohibit the Directors from dealing with that Person;

(k)to sell, lease, exchange or otherwise transfer or dispose of any assets or properties of the Company as the Directors shall from time to time deem appropriate and on such terms as are determined by the Directors;

(l)to submit all applications for, and take all other actions as may be necessary or appropriate in order to obtain and maintain, any and all governmental, regulatory or other permits, licenses, consents or approvals as may be necessary or appropriate to the Company or to the conduct of its business or affairs;

(m)to borrow money for the Company from banks, insurance companies or other financial or lending institutions, or from a Director, a Member, an officer of the Company, an affiliate of a Director, a Member or an officer or from any other Person, all on such terms as the Directors deem appropriate, and in connection therewith, to mortgage, encumber and grant mortgages and security interests in any or all of the assets and properties of the Company to secure repayment of the borrowed sums;

(n)to purchase liability and other insurance to protect the Company's assets, property and business or any other potential obligations or liabilities of the Company, including obligations and liabilities arising under Article 12;

(o)to hold and own any Company real estate or personal property in the name of the Company;

(p)to conduct or operate any of the Company's business or affairs by, through or in connection with any subsidiary or affiliate of the Company, and to organize, and to make capital contributions or loans to, any such subsidiary or affiliate;

(q)to cause the Company to, at any time and from time to time, redeem or purchase any or all of the Units of any Member or Members, on such terms and conditions as are determined by the Directors from time to time;

(r)to establish and maintain a reserve or fund, in such amounts and at such times and for such periods of time as are determined by the Directors, for the purpose of the possible redemption or purchase of Units by the Company;

(s)to prepare and file, if determined to be necessary by the Directors, a statement of change, an amendment to the Certificate of Organization, a statement of correction and/or a biennial report, all in accordance with the Iowa Act, including Sections 489.114, 489.202(5), 489.206 and 489.209 of the Iowa Act;

(t)to make all determinations and decisions which are reserved to the Directors, or which are otherwise to be made by the Company, under this Agreement, the Iowa Act or other applicable law, including the declaration and payment of Distributions to the Members pursuant to Section 8.2; and

(u)to do and perform any and all other acts and things whatsoever as the Directors shall from time to time determine to be necessary or appropriate to carry out any of the foregoing or any other term or condition of this Agreement, the Certificate of Organization, the Iowa Act or other applicable law, or to the conduct or operation of the Company's business, affairs or activities from time to time, and not inconsistent with the Iowa Act or other applicable law, the Certificate of Organization or this Agreement.

The Directors also may, but are not obligated or required to, at any time and from time to time, prepare, execute and file or record with the Iowa Secretary of State and all such other governmental, regulatory or other authorities as are determined by the Directors from time to time, a statement or statements of authority in a form permitted by the Iowa Act; provided, however, that any such statement of authority shall only authorize one or more of the Directors or the officers of the Company (whether by position or by specific person) to execute or enter into any agreements, documents or instruments of whatever type or nature whatsoever on behalf of the Company, or to otherwise enter into transactions on behalf of, or otherwise act for or bind, the Company with respect to any matter whatsoever. The Directors may also prepare, execute and file or record all such amendments to, or cancellations of, any such statement of authority as are determined by the Directors from time to time.

4.2Number of and Appointment or Election of Directors; Term of Office. Unless otherwise determined and established by a majority vote of the Directors (with the approval of the Class A Units as required under Section 4.17), the number of Directors shall be seven (7), and such Directors shall be determined as follows:

(i)     The holders of Common Units, Class B Units, Class C Units, and Class D Units, voting collectively as a class, shall be entitled to elect three (3) Directors (the “Elected Directors”).

(ii)    The holders of Class A Units, by majority vote of the holders of the Class A Units, shall be entitled to appoint four (4) Directors (the “Class A Directors”) from time to time, as determined in the discretion of the holders of the Class A Units. The Elected Directors and Class A Directors, as of the date of this Agreement, are set forth on Appendix A.

    In the event of an increase in the number of Directors (as approved by the Class A Units as required under Section 4.17), the Directors shall designate the class of the Directors to which such additional position shall be assigned, but with each class of Elected Directors to be as nearly equal in number as possible following such increase in the number of the Directors. An individual elected by the Directors to fill an increase in the number of Directors shall continue to serve as a Director only until the next annual meeting of the Members at which time the Members shall elect an individual to such Director position, who shall serve for the remainder of the unexpired term of such Director position and until his or her successor shall have been elected or until his or her death or resignation or removal in accordance with, respectively, Section 4.8 or Section 4.9.

Subject to Section 4.10, the Elected Directors shall be elected by the Common Members, Class B Members, Class C Members, and Class D Members at the annual meeting of the Members. Subject again to Section 4.10, each Elected Director shall serve until the third annual meeting of the Members which follows the annual meeting at which he or she was elected and until his or her successor shall have been elected, or until his or her death or resignation or removal in accordance with, respectively, Section 4.8 or Section 4.9.

The Elected Directors shall be divided into three classes based on their term of office, with the number of Elected Directors in each such class to be determined by the Directors, but with each class to be as nearly equal in number as possible. The term of each of the individuals serving in one class of the Elected Directors shall expire each year at the annual meeting of the Members for that year, and each individual elected by the Members to succeed that class of the Elected Directors shall be elected to serve until the third annual meeting of the Members which follows the annual meeting at which such individual was elected and until his or her successor shall have been elected, or until his or her death or resignation or removal in accordance with, respectively, Section 4.8 or Section 4.9.

Any vacancy occurring in any Elected Director position, for whatever reason (including by the Members increasing the number of Directors), shall be filled in the manner provided in Section 4.10.

In the event the Members decrease the number of Elected Directors, the Directors shall designate the class of Elected Directors from which such decrease shall occur, but with each class to be as nearly equal in number as possible following such decrease in the number of Elected Directors. No decrease in the number of Elected Directors shall have the effect of terminating or shortening the term of any then incumbent Director.

Notwithstanding the foregoing provisions of this Section 4.2, in connection with the issuance of a class or series of Units with rights different from those of the previously outstanding Units, with the approval of the Class A Units (as required by Section 4.17), the Directors shall have the authority to adjust the number of Directors, and to provide for the designation of a specified number of Directors by the holders of any such class or series of Units, in such manner as the Directors shall determine.

4.3Nominations for Directors. The Directors, or a nominating committee established by the Directors, shall prepare a list of nominees for each Elected Director position to be filled at the next annual meeting of the Members. The Directors may, pursuant to agreement with any Person, permit such Person to designate a nominee or nominees for election as a Director.

Any Member or Members owning at least five percent of the outstanding Units may also nominate any individual (including any such Member) for election as an Elected Director at the next annual meeting of the Members by submitting a written nomination petition to the Company in a form provided by the Company (the "Nomination Petition") and signed by such Member or Members; provided, however, that (i) the Nomination Petition must be fully completed and received at the principal office of the Company no sooner than the October 1, but not later than the November 30, which precedes the annual meeting in question, or, if another period is expressly and affirmatively required by applicable law, rule or regulation, within the time period required by such law, rule or regulation; (ii) the nominee must submit a signed written statement in a form provided by the Company (the "Nominee Statement") wherein the nominee shall, among other things, agree that the nominee will serve as a Director if elected and will prepare, execute and/or file all such reports and documents, and provide the Company with all such information, as may be necessary or appropriate in order for the Company to comply with all applicable laws, rules and regulations, including the Securities Exchange Act of 1934 and all rules and regulations promulgated thereunder; (iii) the nominee must meet all qualification requirements for Directors as may exist at the time of the nomination and at the time of election; and (iv) the Directors shall have the right to determine the slate (if any) on which the nominee shall be placed for purposes of the vote of the Members. The Nomination Petition and the Nominee Statement may require all such information and all such agreements and representations as are determined to be necessary or appropriate by the Directors or the President. Any Nomination Petition or Nominee Statement which is not fully completed and properly executed, or which is not received within the time period provided above or is not true, accurate and complete in all respects, may be rejected by the Company and, if rejected, shall be returned by the Company to the Member or Members submitting the Nomination Petition or to the nominee submitting the Nominee Statement, as the case may be.

No nominations for any Elected Director position may be made from the floor at any meeting of the Members.

4.4Quorum and Manner of Acting. Subject to Section 4.10, a quorum for a meeting of the Directors shall consist of a majority of the total number of Directors established from time to time in accordance with Section 4.2. If at any meeting of the Directors there be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

At all meetings of the Directors, a quorum being present, the act of a majority of the total number of Directors then in office shall be the act of the Directors with respect to all votes, decisions, acts or other determinations to be made or taken by the Directors, including with respect to the matters addressed in Sections 4.1, 4.2, 4.10, 4.11, 4.12, 7.1, 7.3, 7.6, 7.8, 8.1, 8.2, Article IX, except only as provided in Section 11.1(a) or unless the vote of a greater number is otherwise expressly and affirmatively required by the Iowa Act with respect to the particular matter in question and the Iowa Act expressly and affirmatively provides that such voting requirement cannot be varied, waived or altered notwithstanding the express intent, desire and agreement of the Members as expressed in this paragraph that the act of a majority of the total number of Directors then in office shall be the act of the Directors with respect to all matters presented to or otherwise determined by the Directors.

Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting and without any notice if the action is taken by at least seventy-five percent (75%) of the total number of Directors then in office and if one or more written consents or written actions describing the action so taken shall be signed by such Directors. Any such written consent or written action shall be effective when the last such Director signs the written consent or written action, unless the written consent or written action specifies a different effective date. Any such written consent or written action shall be placed in the minute book of the Company or otherwise retained in the records of the Company. The Company shall give notice of the taking of action without a meeting of the Directors by less than unanimous consent of the Directors to each Director who did not execute the written consent or written action in question, and which notice may be effectuated by giving a copy of such written consent or written action to each Director who did not sign the written consent or written action. Any written consent or written action of the Directors may be executed in counterparts, and may be given and received by the Company and any or all of the Directors by any form of electronic transmission as provided in Section 13.1.

4.5Meetings of Directors; Place of Meetings. The Directors shall meet within forty-five days of the date of each annual meeting of the Members for the purpose of the designation and election of officers, the establishment of any committees and the transaction of such other business as is determined by the Directors. Notice of such annual meeting of the Directors shall be given as provided below for special meetings of the Directors.

Regular meetings of the Directors shall be held at such place and at such times as the Directors may fix and determine from time to time. No notice shall be required for any such regular meeting of the Directors.

Special meetings of the Directors shall be held whenever called by the Chairman, the President or by any three or more of the Directors at the time being in office. Notice of each special meeting shall be given to each Director at least forty eight (48) hours before the date on which the meeting is to be held. Each notice shall state the date, time and place of the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting.

At any meeting at which every Director is present, even without any notice, any business may be transacted.

A Director may waive any notice required by the Iowa Act or this Agreement if the waiver is in writing and is signed by the Director, and whether before or after the date and time stated in such notice. A waiver of notice shall be equivalent to notice in due time as required by the Iowa Act or this Agreement. The attendance of a Director at, or participation in, a meeting shall constitute a waiver of notice of such meeting and of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Director, at the beginning of the meeting or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

A Director who is present at a meeting of the Directors at which action on any matter is taken shall be presumed to have assented to the action taken unless the Director's dissent is entered in the minutes of the meeting or unless the Director files a written dissent to the action with the individual acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the Chairman, the President, the Secretary or the other Directors within one day after the date of the adjournment of the meeting. No right to dissent shall be available, however, to a Director who voted in favor of the action in question.

The Directors may hold meetings of the Directors at such place or places, either within or without the State of Iowa, as the Directors may from time to time determine. If no designation of the place for a meeting of the Directors is made, the place of the meeting shall be the principal office of the Company in the State of Iowa.

The Directors may hold any meeting, and a Director may participate in any meeting, by any means of communication, including telephone or video conference call or other telecommunications equipment or methods, by means of which all of the Directors participating in the meeting can simultaneously hear each other during the meeting. A Director participating in a meeting by any such means or methods is deemed to be in attendance at, and present in person at, the meeting.

At all meetings of the Directors, the Chairman, or in the absence of the Chairman, the Vice Chairman, or in the absence of the Vice Chairman, the individual designated by the vote of a majority of the total number of Directors then in office, shall preside over and act as chairperson of the meeting. At all meetings of the Directors, the Secretary, or in the absence of the Secretary, the individual designated by the vote of a majority of the total number of Directors then in office, shall act as secretary for the meeting. All business to be transacted at meetings of the Directors shall be transacted in such order and with such procedures as the chairperson of the meeting shall determine.

The Directors may adopt rules and regulations for the conduct of the meetings of the Directors and the management of the Company, so long as such rules and regulations are not inconsistent with the Certificate of Organization, this Agreement or the Iowa Act.

4.6No Liability. A Director does not guarantee the return of any Member's Contribution or Capital Account, any Distributions to the Members or a profit for the Members from the operations of the Company. A Director is not personally liable for any of the acts or omissions of the Company, or for any debts, losses, liabilities, duties or obligations of the Company, whether arising in contract, tort or otherwise.

4.7Directors Have No Exclusive Duty to Company. Subject to Section 11.1 and except as may be provided in another agreement between the Company and the Director in question, a Director shall not be required to manage the Company as his or her sole and exclusive function, and a Director may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right by virtue of this Agreement to share or participate in any other interests or activities of any Director or to the income, proceeds or other benefits derived therefrom.

4.8Resignation. Any Director may resign at any time by giving written notice to the Chairman, the President, the Secretary, or any two of the other Directors. The resignation of a Director shall be effective when the notice is received by the Chairman, the President, the Secretary or any other Director, as the case may be, or at such later time as may be specified in the notice; and, unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make it effective.

4.9Removal. An Elected Director may be removed at any time, with or without cause, but only by the holders of a majority of the holders of the Common Units, Class B Units, Class C Units, and

Class D Units, voting as a class. A Class A Director may be removed at any time, with or without cause, by the majority vote of the holders of the Class A Units.

4.10Vacancy. Any vacancy occurring for any reason in an Elected Director position (including through an increase in the number of Elected Directors or the death, removal or resignation of any Elected Director) may be filled by either the remaining Elected Directors or by the holders of a majority of the Common Units, Class B Units, Class C Units, and Class D Units, voting as a class, except that only the holders of a majority of the Common Units, Class B Units, Class C Units, and Class D Units, voting as a class, may fill a vacancy occurring because of the removal of a Director by such holders. If the Elected Directors remaining in office constitute fewer than a quorum of the Elected Directors, the Elected Directors may fill such vacancy by the affirmative vote of a majority of the Elected Directors remaining in office.

Any vacancy occurring for any reason in a Class A Director position (including the death, removal or resignation of a Class A Director) may be filled only by the Class A Members.

In the event of a vacancy occurring by reason of an increase by the Members in the number of Elected Directors, the Directors shall designate the class of the Elected Directors to which such additional position shall be assigned, but with each class to be as nearly equal in number as possible following such increase in the number of the Directors.

An individual elected by the Directors to fill a vacancy in an Elected Director position shall continue to serve as an Elected Director only until the next annual meeting of the Members, at which time the Members shall elect an individual to such Elected Director position, who shall serve for the remainder of the unexpired term of such Elected Director position and until his or her successor shall have been elected, or until his or her death or resignation or removal in accordance with, respectively, Section 4.8 or Section 4.9. An individual elected by the Members to fill a vacancy shall continue to serve as an Elected Director for the remainder of the unexpired term of such Elected Director position and until his or her successor shall have been elected, or until his or her death or resignation or removal in accordance with, respectively, Section 4.8 or Section 4.9.

4.11Salary and Other Compensation. Subject only to Section 4.16(e), the salaries, fees, benefits, reimbursements and all other compensation payable to the Directors and to the officers of the Company, in their capacity as Directors and officers, shall be fixed from time to time by the Directors, including with respect to meeting and committee fees. No Director or officer of the Company shall be prevented from receiving any salary, fees, benefits, reimbursements or other compensation by reason of the fact, without limitation, that the Director or officer is also a Member or is affiliated with any Member.

4.12Officers. The officers of the Company shall be a Chairman, a Vice Chairman, a President, one or more Vice Presidents (the number thereof to be determined by the Directors), a Secretary, a Chief Financial Officer, a Treasurer and such other officers as may from time to time be designated and elected by the Directors. One individual may hold the offices and perform the duties of any two or more of said offices. No officer is required to be a Director, a Member, an employee of the Company or a resident of the State of Iowa. The Directors may delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision of this Agreement, and the Directors may leave any office unfilled for any such period of time as the Directors may determine from time to time, except the offices of President, Chief Financial Officer and Secretary.

The officers of the Company shall be elected annually by the Directors at the annual meeting of the Directors. Each officer shall hold office until the next succeeding annual meeting of the Directors and until his or her successor shall have been elected, or until his or her death or resignation or removal in accordance with this Agreement.

An officer may resign at any time by delivering written notice to the Chairman, the President, the Secretary or any two of the Directors. The resignation of an officer shall be effective when the notice is received by the Chairman, the President, the Secretary or any Director, as the case may be, or at such later time as may be specified in the notice, and, unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make it effective. Any officer may be removed by the Directors at any time, with or without cause, for any reason or for no reason, but such removal shall be without prejudice to the contract rights, if any, of the individual so removed. The election of an officer does not itself create contract rights in favor of the officer.

The Chairman shall, if present at the meeting in question, preside over and act as chairperson of all meetings of the Members and all meetings of the Directors. The Chairman shall have authority to sign, execute and acknowledge all contracts, checks, deeds, mortgages, bonds, leases or other obligations on behalf of the Company which shall be authorized by the Directors, and the Chairman may sign, along with the Secretary, certificates for Units. The Chairman shall be subject to the control of the Directors and shall keep the Directors fully informed and shall freely consult with the Directors concerning the business of the Company. The Chairman shall also perform all duties as may from time to time be assigned to the Chairman by the Directors.

The Vice Chairman shall perform the duties of the Chairman in the absence of the Chairman or in the event of the death, inability or refusal to act of the Chairman, and, when so acting, shall have all of the powers of, and shall be subject to all the restrictions upon, the Chairman. The Vice Chairman shall also perform all duties as may from time to time be assigned to the Vice Chairman by the Chairman, the President or the Directors.

The President shall, subject to the control of the Directors, have general charge of and direct the operations of the Company and shall be the chief executive officer of the Company. The President shall keep the Directors fully informed and shall freely consult with the Directors concerning the business of the Company in his or her charge. The President shall have authority to sign, execute and acknowledge all contracts, checks, deeds, mortgages, bonds, leases or other obligations on behalf of the Company as the President deems necessary or appropriate to or for the course of the Company's regular business or which shall be authorized by the Directors, and the President may sign, along with the Secretary, certificates for Units. The President may sign, in the name of the Company, all reports and all other documents or instruments which are necessary or appropriate to or for the Company's business. The President shall also perform all duties as may from time to time be assigned to the President by the Directors.

In the absence of the President or in the event of the death, inability or refusal to act of the President, the Vice President (or in the event there is more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, the senior Vice President in length of service) shall perform the duties of the President, and, when so acting, shall have all the powers of, and shall be subject to all the restrictions upon, the President. A Vice President shall also perform all duties as may from time to time be assigned to such Vice President by the President or the Directors.

The Secretary shall (i) if present at the meeting in question, act as secretary for and keep minutes of all meetings of the Members and all meetings of the Directors; (ii) authenticate records of the Company and attend to giving and serving all notices of the Company as provided by this Agreement or as required by applicable law; (iii) be custodian of the seal, if any, of the Company and of such books, records and papers as the Directors or the Chairman or the President may direct; (iv) sign, along with the Chairman or the President, certificates for Units; (v) keep a record showing the names of all Persons who are Members, their mailing and e-mail addresses as furnished by each Member, the class and number of Units held by them and the certificates representing such Units; and (vi) in general, perform all duties incident to the office of Secretary and all duties as may from time to time be assigned to the Secretary by the President or the Directors.

The Chief Financial Officer shall be the chief financial officer of the Company, and shall (i) have custody of and be responsible for all moneys and securities of the Company; (ii) keep full and accurate records and accounts in books belonging to the Company, showing the transactions of the Company, its accounts, liabilities and financial condition and shall endeavor to assure that all expenditures are duly authorized and are evidenced by proper receipts and vouchers; (iii) deposit in the name of the Company in such depository or depositories as are approved by the President or the Company, all moneys that may come into the Chief Financial Officer's hands for the Company's account; (iv) prepare or cause to be prepared such financial statements as are directed by the President or by the Directors; and (v) in general, perform all duties as may from time to time be assigned to the Chief Financial Officer by the President or the Directors.

The Treasurer shall perform the duties of the Chief Financial Officer in the absence of the Chief Financial Officer or in the event of the death, inability or refusal to act of the Chief Financial Officer, and, when so acting, shall have all the powers of, and shall be subject to all the restrictions upon, the Chief Financial Officer. The Treasurer shall also perform all duties as may from time to time be assigned to the Treasurer by the Chief Financial Officer, the President or the Directors.

The Directors also have the power to appoint any individual to act as assistant to any officer, or to perform the duties of any officer, whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Directors.

4.13Committees. The Directors may, but are not required to, from time to time establish one or more committees, including an executive committee, an audit committee, a compensation committee and a nominations committee, with each committee to consist of two or more Directors appointed by the Directors. Any committee shall serve at the will of the Directors. Each committee shall have the powers and duties delegated to it by the Directors. The Directors may appoint one or more Directors as alternative members of any committee who may take the place of any absent member or members of the committee at any meetings of the committee, upon request by the Chairman, the President or the chairperson of the committee. Each committee may establish a charter or other rules governing the conduct of its activities, but any such charter or rules, and any amendments or other changes thereto from time to time, must be approved by the Directors.

A committee shall in no event, however, have the authority to: (i) authorize Distributions by the Company; (ii) approve or propose to the Members any action that this Agreement requires be approved by the Members; (iii) fill vacancies in the Directors or on any of the committees established by the Directors; (iv) amend the Certificate of Organization or this Agreement; (v) authorize or approve the acquisition of any Units by the Company; or (vi) authorize or approve the issuance or sale of, or contract for the sale of, any Units or any debt or other securities of the Company.

4.14Execution of Documents. The Directors may authorize any one or more Directors or officers of the Company to negotiate, execute and/or deliver any agreements, documents or instruments of whatever type or nature whatsoever in the name of and on behalf of the Company, and such authority may be general or confined to specific transactions or instances.

4.15Right of Directors to Information. On reasonable notice, a Director may inspect and copy during regular business hours, at a reasonable location specified by the Company, any record maintained by the Company regarding the Company's activities, financial condition, and other circumstances, to the extent the information is material to the Director's rights and duties under this Agreement or the Iowa Act.

The Company shall furnish or make available to each Director all of the following:

(a)Without demand, any information concerning the Company's activities, financial condition, and other circumstances which the Company knows and is material to the proper exercise of the Director's rights and duties under this Agreement or the Iowa Act, except to the extent the Company can establish that the Company reasonably believes that the Director already knows the information; and

(b)On demand, any other information concerning the Company's activities, financial condition, and other circumstances, except to the extent the demand or information demanded is unreasonable or otherwise improper under the circumstances.

The duty to furnish information under this paragraph also applies to each Director to the extent the Director knows any of the information described in this paragraph.

4.16Member Action Required. Notwithstanding anything in this Agreement which may appear to be to the contrary, including Section 4.1, and subject in all respects to Sections 4.17, 4.18, 4.19, and 4.20, the Company shall not take, or cause to be taken, any of the following acts or matters without the vote of the Class A Members, Class B Members, and Common Members taken or otherwise obtained in accordance with Article 6:

(a)the sale, lease, exchange or other transfer or disposition of all or substantially all of the assets of the Company, other than by or pursuant to the granting or entering into of, or the enforcement of any rights or remedies under, any mortgage, deed of trust, pledge, security interest or other form of security or collateral agreement, document, instrument or transaction;

(b)the merger of the Company with or into another Person under the Iowa Act, the conversion of the Company into another form of entity under the Iowa Act, or the domestication of the Company into a foreign limited liability company;

(c)the dissolution of the Company;

(d)the amendment or restatement of the Certificate of Organization or this Agreement, except that the vote of the Members under this Section 4.16(d) shall not be required to (i) change the name, the registered office and/or the registered agent of the Company, (ii) implement any change to this Agreement which the Directors are permitted to make to this Agreement without a vote of the Members under this Section 4.16, and (iii) amend and restate this Agreement to reflect any changes approved by the Members or Directors.

(e)the issuance of any Units to any Director or any officer of the Company in the individual's capacity as a Director or officer;

(f)any act or matter for which the vote of the Members is affirmatively and expressly required by any other Section of this Agreement, including as required by Sections 4.9, 4.10 and 10.1(b); or

(g)any act or matter, if any, for which the vote of the Members is affirmatively and expressly required by the Iowa Act and the Iowa Act affirmatively and expressly provides that such voting requirement cannot be varied, waived or altered notwithstanding the express intent, desire and agreement of the Members that the only acts and matters upon which the Members have the right to vote, and which must be voted upon or otherwise approved by the Members, are those which are expressly required by subparagraphs (a) through (g) of this Section.

This Section supersedes and overrides any provisions of the Iowa Act that might grant the Members the right to vote on any other acts or matters or that otherwise conflict with, or are inconsistent with, this Section, including Sections 489.401 (4)(c), 489.407(3)(d) and (e), 489.1003, 489.1007 and 489.1011 of the Iowa Act.

4.17Class A Member Approval Rights. Notwithstanding anything in this Agreement which may appear to be to the contrary, including Section 4.1, and in addition to the approval rights of the Members under Section 4.16, the Company shall not take, or cause to be taken, any of the following acts or matters without the approval of the holders of a majority of the Class A Units obtained in accordance with Article 6:
(a)amend, alter or repeal any provision of the Certificate of Organization or Operating Agreement of the Company in a manner that adversely alter the rights, preferences, privileges or powers of, or restrictions on, the Class A Units;
(b)create, or authorize the creation of, or issue or obligate itself to issue, any additional class or series of membership units unless the same ranks junior to the Class A Units with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption;
(c)enter into or effect any transaction or series of related transactions involving a Deemed Liquidation Event (as defined under Section 10.3), or the purchase, lease, license, exchange or other acquisition (including by merger, consolidation, sale of stock or sale of assets) of any assets and/or equity interests of any other entity which is outside the ordinary course of business;
(d)purchase or redeem any Units other than repurchases of Common Units from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service pursuant to membership unit restriction agreements approved by the Directors;
(e)pay or declare any distribution with respect to any Units of the Company prior to the Class A Units, other than distributions as expressly authorized in this Agreement;
(f)create, or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money, if the aggregate indebtedness of the Company and its subsidiaries for borrowed money following such action would exceed Twenty-Five Million Dollars ($25,000,000);
(g)create, or hold an equity interest in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any class or series of equity interests, or sell, transfer or otherwise dispose of any equity interest of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;
(h)increase or decrease the authorized number of Directors;
(i)make any material change to the nature of the business conducted by the Company; or
(j)liquidate, dissolve or wind-up the business and affairs of the Company or consent to any of the foregoing.
4.18Class B Member Approval Rights. Notwithstanding anything in this Agreement which may appear to be to the contrary, including Section 4.1, and in addition to the approval rights of the Members under Section 4.16 and Class A Members under Section 4.17, the Company shall not take, or cause to be taken, any of the following acts or matters without the approval of the holders of a majority of the Class B Units obtained in accordance with Article 6:

(a)amend, alter or repeal any provision of the Certificate of Organization or Operating Agreement of the Company in a manner that adversely alters the rights, preferences, privileges or powers of, or restrictions on, the Class B Units.

4.19Class C Member Approval Rights. Notwithstanding anything in this Agreement which may appear to be to the contrary, including Section 4.1, and in addition to the approval rights of certain Members under Section 4.16, the Class A Members under Section 4.17, and the Class B Members under Section 4.18, the Company shall not take, or cause to be taken, any of the following acts or matters without the approval of the holders of a majority of the Class C Units obtained in accordance with Article 6:

(a)the dissolution of the Company; or

(b)amend, alter or repeal any provision of the Certificate of Organization or Operating Agreement of the Company in a manner that adversely alters the rights, preferences, privileges or powers of, or restrictions on, the Class C Units.

4.20Class D Member Approval Rights. Notwithstanding anything in this Agreement which may appear to be to the contrary, including Section 4.1, and in addition to the approval rights of certain Members under Section 4.16, the Class A Members under Section 4.17, the Class B Members under Section 4.18, and the Class C Members under Section 4.19, the Company shall not take, or cause to be taken, any of the following acts or matters without the approval of the holders of a majority of the Class D Units obtained in accordance with Article 6:

(a)amend, alter or repeal any provision of the Certificate of Organization or Operating Agreement of the Company in a manner that adversely alters the rights, preferences, privileges or powers of, or restrictions on, the Class D Units.

4.21Directors are Synonymous with Managers. The Directors are synonymous with, and shall be deemed for all purposes to be the same as, "managers" for purposes of the Iowa Act, the Certificate of Organization and this Agreement. The Directors may sign any and all agreements, documents or instruments utilizing the title of either "Director" or "Manager". Without limiting the generality of the foregoing, the Directors may be referred to as "directors" or "managers" in any reports or other documents required to be filed by the Company or any Director with any governmental or regulatory authority, including the Securities and Exchange Commission.

ARTICLE 5
RIGHTS AND DUTIES OF MEMBERS

5.1No Liability. A Member does not guarantee the return of any Member's Contribution or Capital Account, any Distributions to the Members, or a profit for the Members from the operations of the Company. A Member is not personally liable for any of the acts or omissions of the Company, or for any debts, losses, liabilities, duties or obligations of the Company, whether arising in contract, tort or otherwise, except only to the extent of any unpaid Contribution of the Member to the Company.

5.2Members Have No Exclusive Duty to Company. Except only as may be provided in another agreement between the Company and the Member in question, a Member may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right by virtue of this Agreement to share or participate in any other interests or activities of any Member or to the income, proceeds or other benefits derived therefrom.

5.3Right of Members to Information. During regular business hours and at a reasonable location specified by the Company, a Member may obtain from the Company and inspect and copy full information regarding the activities, financial condition, and other circumstances of the Company as is just and reasonable if all of the following apply:

(a)The Member seeks the information for a purpose material to the Member's interest as a member of the Company;

(b)The Member makes a demand in a Record that is received by the Company, describing with reasonable particularity the information sought and the purpose for seeking the information; and

(c)The information sought is directly connected to the Member's purpose.

Within ten days after receiving a demand pursuant to the preceding paragraph, the Company shall in a Record inform the Member that made the demand of all of the following:

(a)The information that the Company will provide in response to the demand, if any, and when and where the Company will provide the information; and

(b)If the Company declines to provide any demanded information, the Company's reasons for declining.

The Company shall, without demand, provide or make available to the Members all information that is known to the Company and that is material to the Members' decision on any Voting Matter (as that term is defined below), except to the extent the Company can establish that the Company reasonably believes that the Member in question or the Members as a whole already know the information. The information shall be provided by such method or methods as are determined by the Directors, the Chairman or the President, which may include providing the information (i) along with the notice of the meeting at which the Voting Matter shall be acted upon; (ii) if the Voting Matter is to be acted upon by written consent or written action, along with such written consent or written action; (iii) at the meeting at which the Voting Matter is acted upon; or (iv) any combination of the foregoing. For purposes of determining what information is "known" to the Company, the determination shall in all events be limited to the actual knowledge of the Directors and the Chairman, the President and the Chief Financial Officer of the Company, and shall also be further limited as the Directors may otherwise determine to be reasonable under the particular facts and circumstances in question. The determination of what information is "material" shall in all events be considered based only upon the relevance of the particular information to, and possible effect on, the particular Voting Matter in question and from the perspective of the Company as a whole and a reasonable Person, and not based upon any particular Member or particular facts or circumstances of any Member. The Directors may also consider any other relevant facts and circumstances regarding what information should be provided to the Members with respect to any particular Voting Matter, including any prohibitions, restrictions or conditions imposed under any confidentiality covenants or any applicable law, rule, regulation or order. With respect to each class of Units, the term "Voting Matter" means any matter that is required to be submitted to the Members holdings such class of Units under Section 4.16 (Common, Class A, and Class B Units), 4.17 (Class A Units), 4.18 (Class B Units), 4.19 (Class C Units), and 4.20 (Class D Units). This paragraph is intended to limit the Company's obligations under Section 489.410(2)(d) of the Iowa Act to providing information only with respect to Voting Matters.

On 30 days demand made in a Record received by the Company, a Person who was formerly a member of the Company (a "Former Member") may have access to information to which the Former Member was entitled while the Former Member was a member of the Company if the information pertains to the period during which the Former Member was a member of the Company, the Former Member seeks the information in good faith, and the Former Member also satisfies all of the requirements otherwise imposed on a Member pursuant to the first paragraph of, and otherwise by, this Section. Within 20 days after receiving a demand pursuant to this paragraph, the Company shall in a Record inform the Former Member that made the demand of all of the following:

(a)The information that the Company will provide in response to the demand, if any, and when and where the Company will provide the information; and

(b)If the Company declines to provide any demanded information, the Company's reasons for declining.

A Member or Former Member may exercise the Member's or Former Member's, as the case may be, rights under this Section through an agent or, in the case of an individual under legal disability, a legal representative. A deceased Member's or Former Member's personal representative or other legal representative may also exercise the rights of a member or former member, as the case may be, under this Section for purposes of settling the estate of the deceased Member or Former Member. All restrictions and conditions imposed by or pursuant to this Section apply to any Member, Former Member or any agent or personal or legal representative of any Member or Former Member who is requesting any information pursuant to this Section.

The Company may in all events charge a Member, a Former Member or other permitted Person that makes a demand under this Section the reasonable costs of copying, limited to the costs of labor and material. A Member's and Former Member's rights under this Section shall also be subject to any reasonable restrictions and conditions on access to and use of information as the Company may have in place from time to time or as may be deemed necessary or appropriate by the Directors under the particular facts and circumstances in question, including designating information as confidential and imposing security, nondisclosure, confidentiality and safeguarding procedures and obligations on the Member, Former Member or other recipient of the information.

The Company and the Members agree that all of the terms of this Section, including all of the limitations and restrictions set forth in the third paragraph, the preceding paragraph and otherwise in this Section, are reasonable.

5.4Communications With Directors; Advance Notice of Member Proposals for Annual Meetings. Any Member desiring to send any communication to the Directors may do so in writing by either delivering the writing to the Company's principal office or by mailing the writing to that office, in either case, to the attention of the President. The Company will provide a copy of each such writing to each Director.

In order for any proposal or other business to be properly brought before the annual meeting of the Members by a Member outside of the processes of Rule 14a-8 of the regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) the Member must have given timely written notice (a "Member Proposal Notice") of the proposal or other business (the "Member Proposal") to the Secretary of the Company, and also timely provide the Company with all other information as may be requested by the Company regarding the Member Proposal, including all such information as may be necessary or appropriate in order for the Company to confirm that the Member meets the Eligibility Condition (as that term is defined below) or to comply with all applicable laws, rules and regulations, including the Exchange Act and the rules and regulations promulgated pursuant to the Exchange Act, (ii) the Member Proposal must contain all of the information set forth below, and (iii) the Member in question must have continuously held Units for at least one year by the date on which the Company receives the Member Proposal Notice and the Member must continue to hold Units through the date of the annual meeting in question (the "Eligibility Condition"), and the Member Proposal Notice must include a written statement that the Member intends to continue to hold Units through the date of the annual meeting in question. No Member may submit more than one Member Proposal for any annual meeting of the Members. In order for a Member Proposal Notice to be timely given by the Member, the Member Proposal Notice must be received at the principal office of the Company not less than 120 calendar days before the date on which the Company mailed or otherwise released to the Members the proxy statement for the previous year’s annual meeting of the Members; provided, however, that if the Company did not hold an annual meeting of the Members in the previous year, or if the date of the current year's annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, a

Member Proposal Notice will be considered timely given by the Member if the Member Proposal Notice is received at the principal office of the Company not later than the close of business on the date which is the later of (i) 120 calendar days before the date of the current year's annual meeting, or (ii) 10 calendar days after the date on which public announcement of the date of the current year's annual meeting is first made by the Company, which may include setting forth such date in any filings made by the Company pursuant to the Exchange Act. A Member Proposal Notice shall, at a minimum, set forth as to each Member Proposal: (i) a description of the Member Proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear in the Company’s books, of the Member proposing the Member Proposal; (iii) the class and number of Units which are beneficially owned by such Member, the period of time the Member has beneficially owned those Units, and a statement that the Member intends to continue to hold Units through the date of the annual meeting; (iv) any material interest of the Member in the Member Proposal; and (v) all other information that would be required to be provided by the Member pursuant to Regulation 14A under the Exchange Act if the Member Proposal in question was being submitted pursuant to Rule 14a-8 under the Exchange Act. The Company does not have any obligation to include any Member Proposal in the proxy statement, proxy or ballot or other proxy materials of the Company, and, notwithstanding anything in the foregoing which may appear to be to the contrary, in order to include information with respect to a Member proposal in the Company's proxy statement and form of proxy for an annual meeting of the Members pursuant to Rule 14a-8 under the Exchange Act, a Member must provide notice as required by, and otherwise fully comply with, Rule 14a-8 and the other regulations promulgated under the Exchange Act. The chairperson of the annual meeting of the Members shall, if the facts warrant, determine and declare at the meeting that a Member Proposal or other business was not properly brought before the meeting in accordance with the provisions of this paragraph, and if the chairperson shall so determine, the chairperson shall declare at the meeting that any such proposal or business not properly brought before the meeting shall not be transacted or otherwise presented to the Members.

5.5No Dissociation or Withdrawal of a Member. A Member may not and does not have the power or right to dissociate as a member of the Company or to otherwise resign or withdraw from the Company prior to the dissolution and winding up of the Company, for whatever reason, except only as may be otherwise expressly provided in, and pursuant to the procedures set forth in, Article 9. Without limiting the foregoing, the Company and the Members acknowledge and agree that no Member has the power or right to dissociate or withdraw as a member of the Company by express will under Section 489.601 of the Iowa Act or in any of the circumstances described in Section 489.604 of the Iowa Act.

No Member shall be dissociated as a member of the Company or otherwise cease to be a Member because of the occurrence of any act or circumstance other than the Assignment of all of the Member's Units in compliance with Article 9, including because of the occurrence of any of the acts or circumstances specified in Section 489.602 or Section 489.604 of the Iowa Act, and the Company and the Members waive the applicability of Sections 489.602 and 489.604 of the Iowa Act to the Company and the Members.

5.6Member Authority Limited. A Member is not an agent of the Company for the purpose of the Company's business, affairs or otherwise by reason of being a Member, and unless otherwise affirmatively and expressly authorized in writing by the Directors or by a properly authorized officer of the Company, no Member has any right, power or authority to, and shall not, enter into any agreement, document, instrument or transaction of whatever type or nature for or on behalf of the Company, or otherwise obligate or bind the Company in any way or render the Company liable for any purpose.

No Member may delegate to any Person the Member's rights and powers to manage and control the business and affairs of the Company, except only with respect to the giving of a proxy as provided in Section 6.9 and the election of the Directors as provided in this Agreement.

ARTICLE 6
MEETINGS OF MEMBERS; MANNER OF ACTING OF MEMBERS

6.1Annual and Special Meetings of the Members. An annual meeting of the Members for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, at such time and on such day in January, February, March or April of each year as the Directors shall each year fix, or at such other place, time or date as the Directors may fix and determine from time to time.

Special meetings of the Members, for any purpose or purposes, may be called by the Directors or by the Chairman or the President, and shall be called by or at the direction of the Directors or the Chairman or the President upon the written request of any Member or Members holding at least thirty percent (30%) of the outstanding Units.

No matter shall be presented to the Members at any annual or special meeting of the Members which has not been properly brought before the meeting in accordance with this Agreement and applicable laws, rules and regulations.

6.2Place of Meetings. The Directors, the Chairman or the President may designate any place, either within or outside the State of Iowa, as the place of meeting for the annual meeting or any special meeting of the Members. If no designation is made by the Directors or by the Chairman or the President, the place of meeting shall be the principal office of the Company in the State of Iowa.

6.3Notice of Meetings or of Action to be Taken Only by Ballot. Except as provided in Sections 6.4, 6.10 and 6.12, written notice stating the place, day and hour of all meetings of the Members and the purpose or purposes for which the meeting is called, shall be given to each Member not less than five nor more than sixty days before the date of the meeting, by or at the direction of the Directors, the Chairman or the President. The notice shall be given as provided in Section 13.1.

If the Directors determine that any matter or matters to be presented to the vote of the Members shall be done and taken only by a written ballot, without holding a meeting of the Members, notice of the matter or matters, along with the ballot, shall be given to the Members not less than five nor more than ninety days before the last date on which the Company will accept such ballot. The notice shall be given as provided in Section 13.1.

6.4Meeting of all Members. If all of the Members shall meet at any time and place, either within or outside of the State of Iowa, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

6.5Record Date. The record date for the purpose of determining the Members entitled to notice of or to vote at any meeting of the Members shall be the date on which notice of the meeting is given to the Members, or if no notice is required to be given of such meeting, the date of the meeting. A determination of the Members entitled to notice of or to vote at any meeting of the Members which has been made as provided in this Section shall also apply to any adjournment of the meeting in question. If the Directors determine that any matter or matters to be presented to the vote of the Members shall be done and taken only by a written ballot, without holding a meeting of the Members, the record date for the purpose of determining the Members entitled to notice of such matter or matters and to vote by ballot on such matter or matters shall be the date such notice and ballot are given to the Members.

6.6Voting Rights of Members. Except as otherwise provided in this Agreement (including Sections 4.2, 4.16, 4.17, 4.18, 4.19, and 4.20), the Members shall have one vote for each Unit held by them. A Member abstaining on any vote or withholding the Member's vote shall be counted present for quorum purposes, but the Units of the Member will not be counted as votes cast for or against the act, matter, decision, question or other determination in question.

This Section is intended to supersede and override, without limitation, Sections 489.401(4)(c), 489.407(3)(d) and (e), 489.1003, 489.1007 and 489.1011 of the Iowa Act.

6.7Quorum. The Members holding at least twenty-five percent (25%) of the outstanding Units (which shall include Members holding at least twenty-five percent (25%) of the outstanding Common and Class B Units, in the aggregate and, with respect to any matter upon which the Class A Units are entitled to vote, shall include Members holding at least twenty-five percent (25%) of the outstanding Class A Units), represented in person or by proxy or written ballot pursuant to Section 6.9, shall constitute a quorum at any meeting of the Members. In the absence of a quorum at a meeting of the Members, the Members holding at least a majority of the outstanding Units represented at the meeting may adjourn the meeting from time to time without further notice. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Units constituting at least twenty-five percent (25%) of the outstanding Units of the respective class or classes and which are represented by written ballots which have been timely and properly returned by the Members shall constitute a quorum of the Members of the respective class or classes for any matter or matters which are presented to the Members only by a written ballot, without a meeting of the Members.

6.8Manner of Acting. Except as provided in Section 10, and subject to Sections 4.17, 4.18, 4.19, and 4.20, and in the following paragraph in this Section with respect to Elected Directors, the vote of the Members holding at least a majority of the outstanding applicable Units eligible to vote and represented at a meeting at which a quorum of the Members is present shall be the act of the Members with respect to all votes, acts, matters, decisions, questions or other determinations whatsoever to be taken or made by the Members under the Certificate of Organization, this Agreement, the Iowa Act (including Sections 489.1003, 489.1007 and 489.1011 of the Iowa Act) or other applicable law, or otherwise, including with respect to the acts and matters specified in Section 4.16, any modification to the range of the number of Elected Directors set forth in Section 4.2, and the removal of an Elected Director under Section 4.9. Except as provided in the following paragraph in this Section with respect to Elected Directors, and subject to Sections 4.17, 4.18, 4.19, and 4.20, if a quorum of the Members has been obtained through the written ballots returned by the Members, the vote of at least a majority of the outstanding applicable Units eligible to vote which are represented by the written ballots which have been timely and properly returned by the Members shall be the act of the Members with respect to all votes, acts, matters, decisions, questions or other determinations whatsoever which are presented to the Members only by written ballot, including with respect to all of the matters listed in the preceding sentence. The Company and the Members hereby acknowledge and agree for purposes of Section 489.1014 of the Iowa Act that this Agreement provides for approval of a merger, conversion, or domestication with the consent of fewer than all of the Members, and the Members hereby affirmatively and expressly consent to such fact and this sentence.

The Elected Directors shall be elected by a plurality of the votes cast by the applicable Units eligible to vote at a meeting of the Members at which a quorum is present, or, if the vote on the election of the Directors was taken only by a written ballot, by a plurality of the votes cast by the applicable Units eligible to vote represented by the written ballots and for which at least a quorum of the Units was represented by such written ballots. This paragraph applies to the election of Elected Directors by the Members under both Section 4.2 and Section 4.10.

At all meetings of the Members, the Chairman, or in the absence of the Chairman, the Vice Chairman, or in the absence of the Vice Chairman, the individual designated by the vote of the Members holding at least a majority of the outstanding Units represented at the meeting in question, shall preside over and act as chairperson of the meeting. At all meetings of the Members, the Secretary, or in the absence of the Secretary, the individual designated by the chairperson of the meeting in question, shall act as secretary for the meeting.

The business at all meetings of the Members shall be transacted in such order and with such procedures as the chairperson may from time to time determine.

The Directors may adopt rules and regulations for the conduct of the meetings of the Members, so long as such rules and regulations are not inconsistent with the Certificate of Organization, this Agreement, the Iowa Act or other applicable law.

This Section supersedes and overrides any provisions of the Iowa Act which might establish different approval percentages for the Members or that otherwise conflict with, or are inconsistent with, this Section, including Sections 489.401(4)(c), 489.407(3)(d) and (e), 489.1003, 489.1007 and 489.1011 of the Iowa Act.

6.9Proxies; Voting by Ballots. At all meetings of the Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact of the Member. Any such proxy must be filed with the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise expressly provided in the proxy.

The Directors may determine that the vote on any one or more matters to be voted on by the Members may be taken only by a written ballot, without a meeting of the Members, or may include the use of a written ballot as part of or in connection with a meeting of the Members. The Directors may establish the form of written ballot and all such methods, processes and procedures for the use of written ballots as the Directors determine to be appropriate from time to time, including for the return and delivery of written ballots to the Company, the opening and tabulation of the results of the voting on matters voted upon by written ballot, the revocation of a written ballot by a Member, and the period of time during which the Company will accept the return of written ballots or will allow the revocation of a written ballot.

A Member who is not present in person at a Member meeting but who has returned a written ballot with respect to any matter which is presented to the Members at such meeting shall be counted present for purposes of determining whether a quorum is present to act on the matter, but shall not be counted present for purposes of determining the presence of a quorum to transact any other business at the Member meeting in question.

If a written ballot is properly completed and timely returned, the Units represented by the written ballot will be voted in accordance with the specifications provided in the written ballot.

No proposals may be made by any Member or any Director from the floor at any meeting of the Members with respect to any matter which was presented to the Members by written ballot pursuant to this Section, including to table any such matter.

The use of a written ballot for any matter to be voted upon by the Members shall not be deemed to be or constitute a solicitation of votes on behalf of the Directors or to otherwise be a solicitation of votes or of a proxy on behalf of any Person.

6.10Action Without a Meeting; Telephonic Meetings. Any action required or permitted to be taken at a meeting of the Members (whether an annual or special meeting) may be taken without a meeting and without notice if (i) the action is taken by the Members holding at least seventy-five percent (75%) of the outstanding Units eligible to vote on the action, and (ii) one or more written consents or written actions describing the action taken are signed by such Members. Any such written consent or written action shall be effective when the last such Member signs the written consent or written action, unless the written consent or written action specifies a different effective date. The record date for determining the Members entitled to take action without a meeting shall be the date the first Member signs the written consent or written action in question. Any such written consent or written action shall be placed in the minute book of the Company or otherwise retained in the records of the Company. The Company shall give notice of the taking of action without a meeting by the Members by less than unanimous consent of the Members to each Member eligible to vote on the action who did not sign the written consent or written action in question, and which notice may be effectuated by giving a copy of such written consent or written action to each such Member who did not sign the written consent or written action. Any written consent or written action of the Members may be executed in counterparts, and may be given and received by the Company and any or all of the Members by any form of electronic transmission as provided in Section 13.1.

Any meeting of the Members may be held by, and any Member may participate in any meeting by, any means of communication, including telephone or video conference call or other telecommunications equipment or methods, by means of which all of the Members participating in the meeting can simultaneously hear each other during the meeting. A Member participating in a meeting by any such means or methods is deemed to be in attendance at and present in person at the meeting.

6.11Member Representative. Any Member that is not an individual may, by giving written notice to the Company, designate and appoint one or more individuals to act as the representative of the Member for all purposes related to the Company, including for purposes of participation of the Member in all meetings of the Members, the voting of the Units of the Member, the execution of any written consent or written action evidencing action of the Members taken without a meeting, and the giving of a proxy by the Member. A Member may change the identity of any of the Member's representatives at any time and from time to time, but shall provide written notice thereof to the Chairman, the President or the Secretary, with any such notice to only be effective upon receipt by the Chairman, the President or the Secretary. Any action taken by any individual who has been designated by a Member pursuant to this Section shall be binding upon such Member and may be relied upon, and acted on, by the Company, the Directors and all of the Members, without inquiry to, or confirmation from, such Member or any other individual who has been designated by the Member pursuant to this Section.

6.12Waiver of Notice. A Member may waive any notice required by the Iowa Act or this Agreement if the waiver is in writing and is signed by the Member, and whether before or after the date and time stated in such notice. A waiver of notice shall be equivalent to notice in due time as required by the Iowa Act or this Agreement.

The attendance of a Member (in person or by proxy or written ballot pursuant to Section 6.9) at, or participation in, a meeting shall constitute a waiver of notice of such meeting and of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member, at the beginning of the meeting or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE 7
CONTRIBUTIONS TO THE COMPANY, UNITS AND CAPITAL ACCOUNTS

7.1Units; Issuance of Units.

(a)Contributions. Each Member's Contribution shall be represented by Units, but the Directors may determine to issue Units to a Person without the Person making a Contribution, or being obligated to make a Contribution, to the Company.

An unlimited number of Units of any class are authorized.

The number of Units to be issued to any Additional Member and any Contribution for such Units shall be determined by the Directors as provided in Section 9.4, subject to Sections 4.16(e), 4.17(b), 4.18, 4.19, and 4.20.

The Directors shall also determine the number of Units, if any, which shall be issued from time to time to any existing Member and any Contribution for any such Units, subject to Sections 4.16(e), 4.17(b), 4.18, and 4.20.

No subsequent Contributions may be required of any Member unless otherwise expressly agreed at the time of, or as imposed as a condition to, the issuance of Units to the Member in question.

(b)    Preemptive Rights. The Class A Member(s) shall have a preemptive right to acquire a pro rata portion of: (i) any additional Units, regardless of class, now or hereafter authorized, and (ii) any rights, options or warrants to acquire Units and other securities of any nature that are or may become convertible into Units (collectively "New Units") that the Company proposes to issue to any Person. For purposes of this Section 7.1(b), the “pro rata portion” of additional Units shall be determined by a fraction, the numerator of which is the number of outstanding Class A Units, and the denominator of which is the total of outstanding Units (including Class A Units, Class B Units, Class C Units, Class D Units, and Common Units). Except as set forth in this Section 7.1(b), no Member shall have any preemptive, preferential or other right to acquire any Units as the Directors (with Class A Unit approval as required by Section 4.17) may from time to time determine to issue to any Person.

(c)Classes of Units. As of the date of this Agreement, the Company has five classes of Units: Common Units, Class A Units, Class B Units, Class C Units, and Class D Units.

1.     Common Units. Each Common Unit shall be entitled to one (1) vote on matters with respect to which the Members holding Common Units are entitled to vote. All Units outstanding prior to the effective date of this Agreement shall be “Common Units”.

2.    Class A Units. Each Class A Unit shall be entitled to one (1) vote on matters with respect to which the Members are entitled to vote, other than the election of Elected Directors. In addition, the Class A Units shall be entitled to certain preferences and rights as expressly set forth in this Agreement.

3.    Class B Units. Each Class B Unit shall be entitled to one (1) vote on matters with respect to which the Members holding Class B Units are entitled to vote. In addition, the Class B Members shall be entitled to certain additional rights as expressly set forth in this Agreement.

        4.    Class C Units. Each Class C Unit shall be entitled to one (1) vote on matters with respect to which the Members holding Class C Units are entitled to vote. In addition, the Class C Members shall be entitled to certain additional rights as expressly set forth in this Agreement.

5.    Class D Units. Each Class D Unit shall be entitled to one (1) vote on matters with respect to which the Members holding Class D Units are entitled to vote. In addition, the Class D Members shall be entitled to certain additional rights as expressly set forth in this Agreement.

Additional and different classes or series of Units may be created and issued to new or existing Members on such terms and conditions as the Directors may determine, with the approval of the holders of the Class A Units as required under Section 4.17, the holders of the Class B Units to the extent required by Section 4.18, the holders of the Class C Units to the extent required by Section 4.19, and the holders of the Class D Units to the extent required by Section 4.20. Such additional and different classes or series of Units may have different rights, powers and preferences (including, without limitation, designation of Directors, voting rights and distribution preferences), which may be different from or superior to those of existing Members. In the event of creation of such additional classes or series of Units (with the approval of the holders of the Class A Units, and the holders of the Class B units to the extent required by Section 4.18), the Company’s Unit records shall be updated as necessary by the Directors to reflect such Units and the Directors shall amend this Agreement, and the Members hereby consent to the amendment hereof, to reflect (a) the sale of additional Units with such terms as the Directors shall deem appropriate, (b) the admission of the additional Members.

7.2Liability for Contributions. Unless otherwise expressly agreed by the Company at the time of the acceptance of a Member's offer or subscription to purchase Units or as may be otherwise expressly agreed by the Company at any time thereafter, a Member's obligation to make a Contribution to the Company is not excused by the Member's death, disability, or other inability to perform personally, and if a Member does not make a required Contribution, the Member or the Member's estate shall be obligated, at the option of the Company, to contribute money equal to the value of the part of the Contribution which has not been made.

The Company shall also have the authority to enter into an agreement with any Member that includes specified penalties for, or specified consequences of, the failure of the Member to make a required Contribution to the Company. The penalties or consequences may include reducing or eliminating the defaulting Member's proportionate interest in the Company, subordinating the Member's Units and related interest to those of the other Members, a forced sale of the Member's Units, forfeiture of the Member's Units, the lending by other Members of the amount necessary to meet the Member's commitment, a fixing of the value of the Member's Units by appraisal or by formula, and the redemption or sale of the Member's Units at such value.

This Section is not intended to, and does not, limit any of the rights and remedies which are available to the Company under this Agreement or at law, in equity, or otherwise, by reason of a Member's failure to timely and fully make a required Contribution to the Company.

7.3Capital Accounts.

(a)A separate Capital Account will be maintained for each Member. Each Member's Capital Account will be increased by (i) the amount of money contributed by such Member to the Company; (ii) the Gross Asset Value (as defined in Section 7.6) of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code); and (iii) the amount of Net Profits allocated to such Member. Each Member's Capital Account will be decreased by (i) the amount of money distributed to such Member by the Company; (ii) the Gross Asset Value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code); (iii) the amount of Net Losses allocated to such Member; and (iv) the Member's share of expenditures described in Section 705(a)(2)(B) of the Code, unless such expenditures have already been deducted in determining Net Profits or Net Losses, as the case may be.

(b)In the event of a permitted Assignment of a Unit, the Capital Account of the assignor shall become the Capital Account of the assignee to the extent the Capital Account relates to the Unit which has been Assigned, but subject to Section 9.5.

(c)The manner in which Capital Accounts are to be maintained pursuant to this Section is intended, and shall be construed, so as to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, and in the event there exists any inconsistency, the Code and said Treasury Regulations shall control.

(d)Upon liquidation of the Company or any Deemed Liquidation Event, Distributions will be made to the Members in accordance with Section 10.2.

7.4No Priority on Return of Capital. Except as may be expressly provided with respect to any class or series of Units established hereunder, no Member shall have priority over any other Member as to the return of Contributions or Capital Accounts or as to Net Profits, Net Losses or Distributions. This Section shall not, however, apply to loans (as distinguished from Contributions) which a Member has made to the Company.

7.5No Demand of Member Capital. A Member shall not be entitled to demand or receive from the Company the return of the Member's Contribution or Capital Account, or the liquidation of the Member's Units, until the Company is dissolved in accordance with this Agreement.

7.6Gross Asset Value. The term "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(a)The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors.

(b)The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Directors, as of the following times or such other times as permitted by the Treasury Regulations: (i) the acquisition of a Unit or Units by any Additional Member or any existing Member in exchange for more than a de minimis Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for a Unit; and (iii) the liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations; provided, however, that adjustments pursuant to the preceding clauses (i) and (ii) shall be made only if the Directors determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members.

(c)The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of Distribution, as determined by the Directors.

(d)The Gross Asset Values of Company assets shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Directors determine that an adjustment pursuant to subparagraph (b) immediately above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

(e)Notwithstanding anything in this Agreement which may appear to be to the contrary, if the Gross Asset Value of any asset differs from its adjusted tax basis for federal income tax purposes at the beginning of any Fiscal Year, then the depreciation for such asset shall, for purposes of determining each Member's Capital Account, be determined in accordance with its Gross Asset Value and not its adjusted tax basis, and the Gross Asset Value of such asset shall be adjusted to account for such depreciation.

7.7Units May Be Referred to as Stock, Shares or Securities. The Units may be referred to as "stock", "shares", "securities" or other terms in any reports or other documents required to be filed by the Company or any Member with any governmental or regulatory authority, including the Securities and Exchange Commission, if required by, or as may be necessary or appropriate in order to be consistent with, any such report or document or any applicable law, rule or regulation.

7.8Fractional Units. The Company may issue fractional Units, rounded to the extent as determined by the Directors, to reflect the Contribution in question. If a Member holds a fractional Unit, such Member shall have a vote with respect thereto (if the right to vote with respect to the matter in question is otherwise provided for in this Agreement) equal to the amount of such fraction.

ARTICLE 8
ALLOCATIONS AND INCOME TAX; DISTRIBUTIONS

8.1Allocations of Profits and Losses from Operations.

(a)Except as may be otherwise required by Section 704(c) of the Code, the Net Losses and the Net Profits of the Company for each Fiscal Year shall be allocated among the Members pro rata, based upon the respective number of Units held by the Members. Any credit available for income tax purposes shall also be allocated among the Members pro rata, based upon the respective number of Units held by the Members.

(b)Notwithstanding subparagraph (a) immediately above, no loss shall be allocated to a Member if such allocation would cause such Member's Adjusted Capital Account to become negative or to increase the negative balance thereof.

(c)(1)    In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit balance of the Adjusted Capital Account of such Member as quickly as possible, provided that an allocation pursuant to this subparagraph (c)(1) shall only be made if and to the extent such Member would have a deficit balance in the Member's Adjusted Capital Account after all other allocations provided for in this Section 8.1 have been made as if this subparagraph (c)(1) were not in this Agreement.

(2)    In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, if any, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of subparagraphs 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this subparagraph (c)(2) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 8.1 have been made as if subparagraph (c)(1) immediately above and this subparagraph (c)(2) were not in this Agreement.

(d)(1)    Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, and notwithstanding any other provision of this Section 8.1, if there is a net decrease in partnership minimum gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in partnership minimum gain, determined in accordance with Section 1.704-2(g) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This subparagraph (d)(1) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

(2)Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, and notwithstanding any other provision of this Section 8.1, if there is a net decrease in partner nonrecourse debt minimum gain attributable to a partner nonrecourse debt during any Fiscal Year, each Member who has a share of the partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This subparagraph (d)(2) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

(3)Nonrecourse deductions for any Fiscal Year shall be specially allocated among the Members pro rata, based upon the respective number of Units held by the Members.

(4)Any partner nonrecourse deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the partner nonrecourse debt to which such partner nonrecourse deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

(e)To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(f)Notwithstanding any other provision of this Agreement, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this subparagraph (f) shall only be made with respect to allocations pursuant to subparagraph (e) immediately above to the extent the Directors determine that such allocations will otherwise be inconsistent with the economic agreement among the Company and the Members as set out in this Agreement.

(g)The Directors shall have discretion, with respect to each Fiscal Year, to (i) apply the provisions of subparagraph (f) immediately above in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (ii) divide all allocations pursuant to subparagraph (f) immediately above among the Members in a manner that is likely to minimize such economic distortions.

8.2Distributions. All Distributions of cash or other property to the Members shall be made to the Members pro rata, based upon the respective number of Units held by the Members, except for (i)

Distributions to the Members upon the dissolution and winding up of the Company or any Deemed Liquidation Event, which Distributions are governed by Section 10.2, and (ii) Distributions to a Member pursuant to the Company's purchase or redemption of any of the Units of such Member. All such Distributions shall only be made in such amounts and at such times as are determined by the Directors from time to time, but subject to Section 8.3. Without limiting the generality of the foregoing, the Directors have the authority to make the determination of whether any Distribution that is declared by the Directors shall be made in the form of cash, debt, property or otherwise.
    The record date for the determination of the Members entitled to receive a Distribution shall be the date determined by the Directors, but in the absence of the Directors specifying a record date for a Distribution, the date on which the resolution declaring the Distribution to the Members is adopted by the Directors shall be the record date for such Distribution.

All amounts withheld pursuant to the Code or any provisions of foreign, federal, state or local tax law with respect to any payment or Distribution to any Member from the Company shall be treated as amounts distributed to the relevant Member pursuant to this Section.

Unless otherwise expressly provided by the Directors in connection with the declaration of a Distribution under this Section, (i) if a Member becomes entitled to a Distribution under this Section, the Member has the status of, and is entitled to all remedies available to, a creditor of the Company with respect to the Distribution; and (ii) the Company's indebtedness to a Member incurred by reason of a Distribution under this Section is at parity with the Company's indebtedness to the Company's general, unsecured creditors.

As provided above, this Section is not applicable to Distributions payable to the Members upon the dissolution and winding up of the Company or any Deemed Liquidation Event, which distributions are governed by Section 10.2.

8.3Limitation Upon Distributions. A Distribution shall not be made to any Member pursuant to Section 8.2 if after the Distribution any of the following applies: (i) the Company would not be able to pay its debts as they become due in the ordinary course of the Company's activities, or (ii) the Company's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if any, if the Company were to be dissolved, wound up and terminated at the time of the Distribution, to satisfy the preferential rights upon dissolution, winding up and termination of any Members, if any, whose preferential rights are superior to the rights of the Members receiving the Distribution. A Distribution for purposes of this paragraph shall not include, without limitation, amounts constituting reasonable compensation for present or past services or reasonable payments made in the ordinary course of business under a bona fide retirement plan or other benefits program.

The effect of a Distribution for purposes of the preceding paragraph shall be measured and determined as of the applicable date or time specified in the Iowa Act, or if no such date or time is specified in the Iowa Act for the Distribution in question, as of the date the Distribution is declared. The Directors may base a determination that a Distribution is not prohibited under this Section on any financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other valuations or methods permitted by the Iowa Act or which are otherwise reasonable under the circumstances.

8.4Liability for Improper Distributions. A Director who consents to a Distribution that was made in violation of Section 8.3, and in consenting to such Distribution fails to comply with Section 11.1, shall only have liability to the Company for the amount of such Distribution that exceeds the amount that could have been distributed without the violation of Section 8.3, and only if, and then only to the extent as is, expressly and affirmatively required by the Iowa Act. A Member that receives a Distribution with actual knowledge that the Distribution to the Member was made in violation of Section 8.3 shall only be liable to the Company for the amount of such Distribution which exceeded the amount that could have been properly paid under Section 8.3, and only if, and then only to the extent as is, expressly and affirmatively required by the Iowa Act.

8.5No Interest on Contributions. No Member shall be entitled to interest on the Member's Contribution.

8.6Loans to or Other Business With the Company. Nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company or transacting any other business with the Company.

8.7Returns and Other Elections. The Directors shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business.

All elections required or permitted to be made by the Company under federal, state or foreign tax or other laws shall be made by the Directors, including the following:

(a)to the extent permitted by applicable law and regulations, to elect to use an accelerated depreciation method on any depreciable unit of the assets of the Company;

(b)an election for the Company to be treated as an association taxable as a corporation for U.S. federal income tax purposes under Treasury Regulations Section 301.7701-3 or any corresponding elections under state or local law; and

(c)in the event of an Assignment of all or part of any of the Units of any Member, to elect, pursuant to Sections 734, 743 and 754 of the Code, to adjust the basis of the assets of the Company.

8.8 Tax Returns; Partnership Representative.
(a)    Tax Returns. The Company shall, without any further consent of the Members being required (except as specifically required herein), make any and all elections for federal, state, local and foreign tax purposes as the Company shall determine appropriate and shall have the right and authority to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Members in their capacities as Members, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and the Members.
(b)    Tax Matters Partner.     For all tax years prior to the tax year for which the Partnership Adjustment Procedures (as hereinafter defined) are first applicable to the Company, the Directors shall designate a Person as the “Tax Matters Member” of the Company in accordance with Section 6231(a)(7) of the Code (prior to amendment by the Budget Act (as hereinafter defined) and any regulations issued thereunder. “Partnership Adjustment Procedures” means Code sections 6221 through 6241, as amended by the Bipartisan Budget Act of 2015 (the “Budget Act”), including any other Code provisions with respect to the same subject matter and any Treasury Regulations promulgated or proposed under any such sections and any administrative guidance with respect thereto. The Tax Matters Partner has the right and obligation to perform all actions authorized and required, respectively, by statute or regulation. The Directors shall have the authority to designate, remove and replace the Tax Matters Member.
(c)    Partnership Representative. If, and to the extent that, provisions of the Budget Act apply to any audit of any income Tax Return of the Company (“Affected Tax Return”), then the following provisions shall apply:

(i)Designation of Partnership Representative. The Company (or its designee) shall be the “partnership representative” (the “Partnership Representative”) in connection with any audit of such Affected Tax Return and shall serve as Partnership Representative pursuant to the terms of this Agreement and the Partnership Adjustment Procedures that apply to audits conducted pursuant to the Budget Act including notifying the IRS of its designation as such, as may be necessary or appropriate under the Budget Act.
(ii)Authority of the Partnership Representative. To the maximum extent permitted under the Partnership Adjustment Procedures, the Partnership Representative shall have the exclusive right to control all income Tax issues relating to an Affected Tax Return, including, by way of illustration and not in limitation, the power and authority without the consent of any Member to:
(A)    enter into any agreement with the IRS to extend the period for assessing any Tax that is attributable to any item that may be the subject of an audit of an Affected Tax Return;
(B)    settle any audit of an Affected Tax Return with the IRS concerning the adjustment of any Company item;
(C)    commence or settle any Tax court case or other judicial or administrative proceeding with respect to any Affected Tax Return; or
(D)     elect to have the provisions of the Budget Act apply to any Tax Return of the Company for any Tax year that commences prior to 2018.

(iii)Liability to be Paid at the Company Level. Any tax liability determined pursuant to an audit of an Affected Tax Return shall be paid at the Company level. Notwithstanding any provision in this section to the contrary, to the extent permitted by the Partnership Adjustment Procedures, with respect to any taxable year of the Company subject to the Partnership Adjustment Procedures, a Partnership Representative shall not take any of the following actions:
(A)    Make an election to opt out of the application of the Partnership Adjustment Procedures under Code Section 6221; or
(B)    Make an election under Code Section 6226(a) to push out a tax liability; or
(C)    Request any modification to an imputed underpayment under Code Section 6225 without prior approval of the Directors.

(iv)Notices, Consent and Failure to Obtain Consent. The Partnership Representative shall keep the Members advised of any dispute the Company may have with any federal, state or local taxing authority.
(v)Indemnification of Tax Matters Member and Partnership Representative. The Company and the Members specifically acknowledge, without limiting the general applicability of this Section, that the Partnership Representative, or the designated individual, if any, shall not be liable, responsible or accountable in damages or otherwise to the Company or any Member with respect to any action taken by him or her in this capacity and shall indemnify the Tax Matters Partner, the Partnership Representative and the designated individual against any liabilities arising out of such service, as long as the Partnership Representative or the designated individual, as applicable, did not act in bad faith or gross negligence. All out of pocket expenses incurred by the Partnership Representative or the designated individual in this capacity shall be considered expenses of the Company for which the Partnership Representative, or the designated individual shall be entitled to full reimbursement.

ARTICLE 9
TRANSFER RESTRICTIONS; DRAG-ALONG RIGHTS

9.1General Restrictions. Except as otherwise provided in Section [NUMBER], no Member or Person shall Transfer any or all of such Member’s or Person’s Units, or any interest therein, voluntarily or involuntarily, or by operation or process of law or equity, unless and until: (1) the Units have been offered for sale to the Company as required by this Article IX, (2) such Transfer is approved by a majority of the Directors, and (3) such Transfer complies with all other provisions of this Article IX. “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, gift, bequest, assignment, conveyance, granting of a pledge, security interest or other lien or encumbrance in, on or against a Unit, or other disposition of a Unit (or any right or interest in, under or arising from a Unit), whether voluntarily or involuntarily or by operation or any act or process of law or equity, or otherwise; and, as a verb, the term “Transfer” shall be interpreted and applied accordingly for purposes of this Agreement. A Member will be deemed to have Transferred its Units if it sells its assets or stock, merges, or in any way alters its structure to have the effect of shifting at least fifty-percent (50%) of the control of the Member to Persons other than those who controlled the Member when such entity became a Member.

9.2Conditions Precedent to Permitted Transfers. In addition to the other conditions of this Article IX, all of the following conditions must be satisfied to Transfer Units:

(a)The transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer that the Directors deem necessary or appropriate to effect such Transfer or to admit the transferee as a Substitute Member. If required by the Directors, the transferor and/or transferee shall pay or reimburse the Company for all reasonable costs and expenses connected with the Transfer, including but not limited to, legal fees and costs.

(b)The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file required federal and state tax returns and other information statements or returns. The Company shall not be required to make any distribution with respect to any Transferred Units until it has received such information.

(c)Except in the case of a Transfer involuntarily by operation of law, either: (1) such Units shall be registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or (2) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the transfer of securities.

(d)Except in the case of a Transfer involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be an “investment company” which is required to register under the Investment Company Act of 1940.

(e)Unless otherwise approved by the Directors, no Transfer shall be made except upon terms which would not, in the opinion of counsel reasonably acceptable to the Directors, result in the Company’s termination within the meaning of Code Section 708 or cause Code Sections 168(g)(1)(B), 168(h) or similar rules to apply to the Company. If the immediate Transfer of such Units would cause a termination within the meaning of Code Section 708, then if, in the opinion of counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be): (i) immediately Transfer only that portion of the Units as may, in the opinion of counsel, be Transferred without causing such a termination and (ii) enter into an agreement to Transfer the remaining Units at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless the parties to the Transfer agree to another method of securing the payment.

(f)The Transfer would not, in the determination of the Directors, cause the Company to be treated as a “publicly traded partnership” within the meaning of Code Section 7704(b).

(g)The transferee shall, by written instrument in form and substance reasonably satisfactory to the Directors, accept and adopt this Agreement and assume the transferor’s obligations under this Agreement with respect to the transferred Units.

(h)The Directors may waive any condition of this Section 9.2.

9.3Right of First Refusal. In addition to the other requirements of this Article IX, a Member desiring to Transfer Units (the “Transferor”) must first offer to sell such Units to the Company as provided by this Section 9.3. Any Person who becomes the owner or holder of any Units that were not first offered for sale as required herein shall be required to offer such Units for sale as provided herein.
(a)Offer. The offer (the “Offer”) to the Company and the other Members must be in writing and delivered to the Company’s address and the Members’ addresses set forth in the Membership Register. The Offer shall include: (1) a statement of the Transferor’s intention to Transfer the Transferor’s Units; (2) the number of Units desired to be Transferred; (3) the name and address of the intended transferees (a “Transferee”); (4) the price at which the Units are proposed to be sold; and (5) all other material terms of the proposed Transfer.

(b)Purchase Price. The purchase price for the Units shall be the price set forth in the Offer. If no purchase price exists (such as in the case of a pledge of Units), the purchase price shall be an appraised value as established by an appraised mutually agreed to by the Company and the Transferor.

(c)Acceptance. Within 30 days after receipt of the Offer, the Company may elect to purchase all, but not less than all, of the Units offered. To exercise an option to purchase, the Company shall give written notice to the Transferor (an “Acceptance Notice”).

(d)Closing. The closing shall take place at the Company’s office not more than 30 days after the date of an Acceptance Notice from the Company. The purchase price shall be payable on the terms set forth in the Offer. If the Offer lacks such terms, then the purchase price shall be paid in cash at closing.

(e)Release from Restriction. If the Company (1) rejects the Offer, (2) fails to submit an Acceptance Notice during the applicable election period, or (3) otherwise does not accept the Offer within the applicable election period, the Transferor may make a bona fide Transfer to the proposed Transferee. Such Transfer must be made in strict accordance with the terms set forth in the Offer. If the Transferor fails to consummate such Transfer within 60 days following the expiration of time for acceptance of the Offer by the Company, the Transferor’s Units shall again become subject to all of the terms, conditions and restrictions of this Section.

9.4Option to Purchase in the Event of Death or Involuntary Transfer.

(a)Death of Member.

(i)Upon the Company’s receipt of notice of the death of a Member, the Company shall have an option to purchase all, but not less than all, of the deceased Member’s Units for the appraised value as determined in Section 9.3(b) above and upon the other terms and conditions provided in Sections 9.3(c) and 9.3(d) by giving an Acceptance Notice to the decedent’s estate and his or her executors, administrators, legal representatives and/or such parties’ successors in interest (the “Personal Representative”). The Personal Representative shall have a period of twelve months to respond to the offer from the Company.

(ii)Within the above referenced twelve-month period, the Personal Representative shall do all things necessary or appropriate to cause the decedent’s Units to be promptly Transferred in accordance with this Section 9.4.

(iii)If the Company fails to timely exercise the option granted to them under this Section 9.4(a), the Units of the deceased Member may be Transferred under the deceased Member’s will or trust or by operation of law, as applicable.

(iv)The Company may maintain life insurance on the lives of the Members in order to fund a purchase of the deceased Member’s Units. If the proceeds of the life insurance are not sufficient to pay the entire appraised value of the Units, the Company may issue a promissory note of for the deficit which shall be paid over a period of four years on a monthly basis which promissory note shall accrue interest at a rate of 4% per year simple interest.

(b)Involuntary Transfers.

(i)In the event of an Involuntary Transfer of all or any portion of a Member’s Units or any interest therein, such Member shall be deemed to have offered such Units for sale first to the Company on the date the Company receives notice of such Involuntary Transfer. Upon the Company’s receipt of such notice, the Company shall have the option to purchase some or all of such Units for the appraised value as determined in Section 9.3(b) above and upon the other terms and conditions provided in Sections 9.3(c) and 9.3(d) by giving an Acceptance Notice to the Transferring Member.

An “Involuntary Transfer” shall mean any of the following events:

(A)the appointment of a bankruptcy trustee or receiver with respect to the Member or the Member’s assets;
(B)the Member’s filing of a voluntary petition in bankruptcy, or the failure of an involuntary petition in bankruptcy filed against a Member to be dismissed within 60 days after filing;
(C)any levy, attachment or foreclosure of any Units or any interest therein, including the foreclosure of any charging order entered against a “transferable interest” (as that term is defined in the Act) under Section 489.503 of the Act, or any other foreclosure or execution of a lien or other charge on the Units or any interest therein;
(D)the appointment of a guardian or conservator with respect to the Member;
(E)the issuance of a court order in connection with a property division in a divorce proceeding, or the entrance into a settlement agreement in a divorce proceeding, which does not grant the Member sole ownership of the Units; or

(F)any other involuntary sale, disposition or other Transfer (or any interest therein) of a similar nature.

(ii)If the Company fails to timely exercise the options granted to it under Section 9.4(b), the Units may be Transferred as required by law or court order with respect to such Involuntary Transfer. However, if such Involuntary Transfer is not completed within 120 days following the expiration of time for acceptance of the Offer by the Members, the Transferor’s Units shall again become subject to all of the terms, conditions and restrictions of this Section 9.4(b).

9.5Rights of Assignees; Effect of Transfer.
(a)A Transfer does not entitle the transferee of such Unit to: (1) vote such Unit(s) or to otherwise participate in the Company’s management (or to become Member or exercise any voting or management rights of a Member under this Agreement or the Act), (2) inspect the Company’s books and records or receive any information regarding the Company, or (3) any other rights of a Member under this Agreement or the Act. Rather, a Transfer only entitles the transferee to receive the allocations of Profits and Losses and distributions to which the transferor would have otherwise been entitled to with respect to such Unit(s), unless and until the transferee is admitted as a Substitute Member under Section 9.10. A transferee of Units (including a “transferee” of a “transferable interest,” as those terms are defined in the Act) who has not been admitted as a Substitute Member is sometimes referred to in this Agreement as an “Assignee.”

(b)A Transfer does not release the transferor from any debts, liabilities or obligations of the transferor to the Company, except as otherwise expressly set forth in this Agreement.

9.6Prohibition of Assignment. No Person shall Transfer any Unit if the Unit sought to be Transferred, when added to the other Units Transferred within the twelve (12) consecutive months before the Transfer, would result in the Company’s termination under Code Section 708. In the event of a Transfer of any Unit, the Members will determine whether the Company will elect under Code Section 754 (or corresponding provisions of future law) to adjust the basis of the Company’s assets.

9.7No Transfer after Dissolution Event. No Member may Transfer all or part of its Units after a Dissolution Event has occurred.

9.8Admission of Substituted Members. Subject to Sections 4.16(e) and 4.17(b), a transferee of Units shall be admitted as a Substitute Member only upon the prior written consent of the Directors and only if (1) such transferee, by execution of an addendum to this Agreement in a form satisfactory to the Directors, accepts and adopts this Agreement; and (2) such transferee complies with the conditions to Transfer set forth in Section 9.2. A transferee of Units who has become a Substitute Member in accordance with this Section 9.10 has, with respect to the Units that have been Transferred to such transferee, all of the rights and powers, and is subject to all of the restrictions and liabilities, of a Member under the Certificate, this Agreement and the Act.

9.9Prohibited Transfers. Any purported Transfer that is not authorized by or does not comply with this Article IX shall be null and void. In the case of an attempted Transfer not permitted by or in compliance with this Article IX, the party or parties attempting such Transfer shall indemnify and hold harmless the Company and other Members with respect to all costs, liabilities and damages incurred as a result of such attempted Transfer (including, without limitation, incremental tax liability and attorneys’ fees and expenses). Notwithstanding anything in this Agreement to the contrary, if the Company is required to recognize a Transfer that does not comply with this Article IX (or if the Directors, in their sole discretion, elects to recognize such a Transfer), the transferee of the Units shall only be entitled to the rights of an Assignee. Such rights may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Units may have to the Company.

9.10Representations Regarding Transfers. Each Member hereby covenants and agrees that: (A) it is acquiring the Units for such Member’s own account and not for resale or distribution; (B) it is not making, and will not make, a market in Units; (C) it will not Transfer its Units on an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (or any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department), and if such Regulations, revenue rulings, or other pronouncements treat arrangements commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not pre-approved by the Directors; and (D) it will not Transfer any Units to any Person unless such Person agrees to be bound by this Agreement, including, without limitation, this Article IX.

9.11Distribution and Allocations in Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with this Article IX, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective as of the first day of the month following the month in which the Director formally approves such Transfer, provided that, if the Company does not receive a notice stating the date such Units were Transferred and such other information as the Directors may reasonably require within thirty days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person, who according to the Company’s books and records, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with this Section 9.11, whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.

9.12No Dissolution or Termination. The Transfer of any Unit shall not dissolve or terminate the Company.
9.13Repurchase of Units by the Company. Any Member may at any time, but has no obligation to, tender any or all of the Units owned by that Member to the Company for purchase by the Company in accordance with the following:

(a)Any Member desiring to tender any of the Units owned by the Member to the Company (the "Tendering Member") must provide written notice of such desire to the Company (the "Tender Notice"). The Tender Notice must include, at a minimum, the name of the Tendering Member, the number of Units being tendered to the Company (the "Tendered Units"), and a statement that the tender is being made pursuant to this Section. The Company may require the Tender Notice to be on a form provided by the Company. A Tender Notice may be revoked at any time prior to the acceptance of the Tender Notice by the Company, by the Tendering Member providing written notice to that effect to the Company, but any such revocation notice shall only be deemed effective when received by the Company. The Company will consider Tender Notices in the order in which they are received by the Company.

(b)Subject to the satisfaction of the UMS Condition (as that term is defined in subparagraph (g) below), the Company shall have the right and option, but shall not be obligated, to purchase all, but not less than all, of the Tendered Units at any time within 45 days after the date on which the Company receives the Tender Notice. The Company may exercise such right and option by giving written notice thereof to the Tendering Member (the "Exercise Notice") at any time within such 45-day period. If the Company fails to give an Exercise Notice within that 45-day period, the Company shall be deemed to have declined to exercise its right and option to purchase the Tendered Units.

(c)If the Company elects to purchase the Tendered Units, the closing of the sale and purchase shall occur on the date specified by the Company in the Exercise Notice (the "Closing Date"); provided, however, that the Closing Date must be at least 60 calendar days after, and shall not be more than 90 calendar days after, the date on which the Company received the Tender Notice.

(d)The per-Unit purchase price for the Tendered Units shall be the Discounted Average UMS Price (as that term is defined below) during the calendar quarter last ended before the date on which the Company received the Tender Notice. The Discounted Average UMS Price shall accordingly only be established four times during the Company's taxable year.

(e)The aggregate purchase price payable by the Company for the Tendered Units shall be payable by the Company in full, by check of the Company, on the Closing Date upon receipt of the certificate or certificates for the Tendered Units from the Tendering Member, duly endorsed for transfer or accompanied by separate transfer powers in form and content acceptable to the Company. The Tendering Member shall be deemed, by submitting the Tender Notice to the Company and by surrendering the certificates for the Tendered Units to the Company, to represent and warrant to the Company that all of the Tendered Units are being sold and transferred to the Company free and clear of any and all liens, restrictions on transferability, reservations, security interests, pledge agreements, buy-sell agreements, tax liens, charges, contracts of sale, voting agreements, voting trusts, options, proxies and other claims, demands, encumbrances and restrictions whatsoever. The Tendering Member shall defend, indemnify and hold the Company harmless from and against any suit, action, proceeding, claim, counterclaim, loss, liability, damage, amount, cost and/or expense (including court costs and attorneys' fees) in any way related to, connected with or arising or resulting from any breach of that representation and warranty by the Tendering Member.

(f)The term "Discounted Average UMS Price" means the amount determined by subtracting (1) the amount which is twenty percent (20%) of the UMS Average Price (as that term is defined below), from (2) the UMS Average Price. The term "UMS Average Price" means the amount determined by dividing (1) the aggregate amount paid by all buyers of Units pursuant to the Unit Matching Service (as that term is defined below) of the Company in transactions which closed during the calendar quarter last ended before the date on which the Company received the Tender Notice, by (2) the aggregate number of Units sold to those buyers. The term "Unit Matching Service" means the unit matching service as made available by the Company from time to time on the Company's website. The Company has no obligation, however, to continue to maintain the Unit Matching Service.

(g)The Company's right and option to purchase any Tendered Units pursuant to this Section is conditioned upon there having been at least two sales of Units pursuant to the Unit Matching Service which closed during the applicable calendar quarter (the "UMS Condition"), and if the UMS Condition is not satisfied and met, the Tender Notice shall be deemed to be of no force or effect and the Company shall notify the Tendering Member of such fact.

This Section is intended to constitute a redemption or repurchase agreement under Section 1.7704-1(f) of the Treasury Regulations, as amended from time to time, and is intended to, and shall be interpreted so as to, meet the requirements of Section 1.7704-1(f) of the Treasury Regulations. Without limiting the Company's right to decline to purchase any Tendered Units, for any reason and in the Company's sole discretion, the Company may decline to purchase any Tendered Units pursuant to this Section if such purchase would cause a violation of Section 1.7704-1(f) of the Treasury Regulations.

9.14Transfer of Class A Units. Notwithstanding any provision of this Agreement to the contrary, the provisions of Sections 9.1, 9.2, and 9.3, shall not apply to the Assignment of any Class A Units, provided that such Assignment (i) is permitted under the Securities Act and other applicable federal and state securities laws and (ii) shall not cause the Company to lose its status as a partnership for federal income tax purposes.

9.15Drag-along Rights.

(a)Participation. If the Class A Members, voting as a separate class, and a majority of the Common Members, Class B Members, and Class C Members, voting together as a separate class (such Members, the “Dragging Member”) propose to Transfer, in one transaction or a series of related transactions, all of the Units owned by the Dragging Member (a “Drag-along Sale”), and the transaction is approved by the Directors, the Dragging Member shall have the right, after delivering the Drag-along Notice in accordance with Section 9.15(c) and subject to compliance with Section 9.15(d), to require that each other Member (each, a “Drag-along Member”) participate in such sale in the manner set forth in Section 9.15(b).

(b)Sale of Units. Subject to compliance with Section 9.15(d), each Drag-along Member shall sell in the Drag-along Sale all of the Units held by such Drag-along Member.

(c)Sale Notice. The Dragging Member shall exercise its rights pursuant to this Section 9.15 by delivering a written notice (the “Drag-along Notice”) to the Company and each Drag-along Member no more than 10 days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Drag-along Sale and, in any event, no later than 20 days prior to the closing date of such Drag-along Sale. The Drag-along Notice shall reference the Dragging Members’ rights and obligations hereunder and shall describe in reasonable detail: (i) the name of the person or entity to whom such Units are proposed to be sold; (ii) the proposed date, time and location of the closing of the sale; (iii) the proposed amount of consideration for the Drag-along Sale and the other material terms and conditions of the Drag-along Sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and (iv) a copy of any form of agreement proposed to be executed in connection therewith.

(d)Conditions of Sale. The obligations of the Drag-along Members in respect of a Drag-along Sale under this Section 9.15 are subject to the satisfaction of the following conditions:

(i)The consideration to be received by each Drag-along Member shall be the same form and amount of consideration to be received by the Dragging Member per percentage interest and the terms and conditions of such sale shall, except as otherwise provided in Section 9.15(d)(iii), be the same as those upon which the Dragging Member sells its Units;

(ii) If the Dragging Member or any Drag-along Member is given an option as to the form and amount of consideration to be received, the same option shall be given to all Drag-along Members; and

(iii)Each Drag-along Member shall execute the applicable purchase agreement, if applicable, and make or provide the same representations, warranties, covenants, indemnities and agreements as the Dragging Member makes or provides in connection with the Drag-along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Dragging Member, the Drag-along Member shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all representations, warranties, covenants and indemnities shall be made by the Dragging Member and each Drag-along Member severally and not jointly and any indemnification obligation shall be pro rata based on the consideration received by the Dragging Member and each Drag-along Member (other than any indemnification obligation pertaining specifically to the Dragging Member or a Drag-along Member, which obligation shall be the sole obligation of such Dragging Member or Drag-along Member), in each case in an amount not to exceed the aggregate proceeds received by the Dragging Member and each such Drag-along Member in connection with the Drag-along Sale.

(e)Cooperation. Each Drag-along Member shall take all actions as may be reasonably necessary to consummate the Drag-along Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Dragging Member, but subject to Section 9.15(d)(iii).

(f)Expenses. The fees and expenses of the Dragging Member incurred in connection with a Drag-along Sale and for the benefit of all Drag-along Members (it being understood that costs incurred by or on behalf of a Dragging Member for its sole benefit will not be considered to be for the benefit of all Drag-along Members), to the extent not paid or reimbursed by the Company, shall be shared by the Dragging Member and all the Drag-along Members on a pro rata basis, based on the consideration received by each such Member; provided, that no Drag-along Member shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-along Sale.

(g)Consummation of Sale. The Dragging Member shall have 60 days following the date of the Drag-along Notice in which to consummate the Drag-along Sale, on the terms set forth in the Drag-along Notice (which 60-day period may be extended for a reasonable time not to exceed 90 days to the extent reasonably necessary to obtain required approvals or consents from any Governmental Authority). If at the end of such period the Dragging Member has not completed the Drag-along Sale, the Dragging Member may not then exercise its rights under this Section 9.15 without again fully complying with the provisions of this Section 9.15.

ARTICLE 10
DISSOLUTION AND WINDING UP

10.1Dissolution. Subject to Class A Member approval in accordance with Section 4.17(j), the Company shall be dissolved, and its activities shall be wound up, upon the occurrence of any of the following events:

(a)at the time or on the happening of an event expressly and affirmatively specified in the Iowa Act to cause dissolution, and which the Iowa Act expressly and affirmatively provides cannot be varied, waived or altered, which as of the date of this Agreement were the events specified in Sections 489.701(1)(d), 489.701(1)(e) and 489.705 of the Iowa Act, but, with respect to Section 489.705, subject to the Company's rights under Sections 489.706 and 489.707 of the Iowa Act; or

(b)upon the affirmative vote of the Members taken or obtained in accordance with Article 6. This paragraph supersedes and overrides in entirety Section 489.701 of the Iowa Act.

Upon dissolution, the Company shall wind up its activities, and the Company continues after dissolution only for the purposes of winding up. In winding up the Company's activities, the Company shall discharge the Company's debts, obligations or other liabilities, settle and close the Company's activities, and marshal and distribute the assets of the Company. The Company may also engage in and take any or all of the actions permitted by Sections 489.702, 489.703 and 489.704 of the Iowa Act.

10.2Distribution of Assets Upon Dissolution or Deemed Liquidation. Upon the winding up of the Company or the occurrence of any Deemed Liquidation Event (as defined under Section 10.3), the assets of the Company shall be distributed in the following order:

(a)to creditors, including Members who are creditors (to the extent permitted by applicable law), in satisfaction of the liabilities of the Company;

(b)100% to the Class A Members in proportion to, and to the extent of, their respective Capital Contributions, reduced by the amount of distributions received by such Class A

Members pursuant to Section 8.2 (“Class A Unreturned Contributions”), until such time as all Class A Unreturned Contributions have been reduced to zero;

(c)100% to the Class B Members in proportion to, and to the extent of, their respective Capital Contributions, reduced by the amount of distributions received by such Class B Members pursuant to Section 8.2) (“Class B Unreturned Contributions”), until such time as all Class B Unreturned Contributions have been reduced to zero;

(d)to all Members (Common, Class A, Class B, Class C, and Class D), pro rata based upon the respective number of Units held by the Members.

The Directors shall have the authority to make the determination of whether the distribution of assets under this Section to creditors, or any Distributions under this Section to the Members, shall be made in the form of cash, property or otherwise.

10.3“Deemed Liquidation Event”. For purposes of this Agreement, each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least fifty percent (50%) of the outstanding Class A Units elect otherwise by written notice sent to the Company prior to the effective date of any such event:

(a)    a merger or consolidation in which

(i)    the Company is a constituent party or

(ii)     a subsidiary of the Company is a constituent party and the Company issues any class of membership units pursuant to such merger or consolidation,

except any such merger or consolidation involving the Company or a subsidiary in which the membership units of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for any class of membership units that represent, immediately following such merger or consolidation, at least a majority, by voting power, of all classes of the membership units of (1) the surviving or resulting company; or (2) if the surviving or resulting company is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent company of such surviving or resulting company; or

(b)    (1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

10.4Statement of Dissolution or Termination; Post-Dissolution Statement of Authority. When all debts, liabilities and obligations of the Company have been paid and discharged or reasonably adequate provisions therefor have been made and all of the remaining property and assets of the Company have been distributed to the Members, a statement of dissolution and/or statement of termination and any other necessary or appropriate documents, as determined by the Directors, shall be executed and filed with the Iowa Secretary of State and with such other governmental, regulatory or other authorities as are determined by the Directors. Thereafter, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as may be expressly provided in the Iowa Act. The Directors and the officers of the Company shall have authority to distribute any property or assets of the

Company discovered after dissolution, convey real estate and take all such other action as the Directors or the officers may determine to be necessary or appropriate on behalf of and in the name of the Company.

After a statement of dissolution becomes effective, the Directors or officers of the Company may execute and file or record with the Iowa Secretary of State and all such other governmental, regulatory or other authorities as are determined by the Directors or the officer in question, a post-dissolution statement of authority in a form permitted by the Iowa Act. The Directors or the officers of the Company may also execute and file or record such amendments to or cancellations of any such post-dissolution statement of authority as are determined by the Directors or the officers from time to time.

10.5Winding Up. Upon dissolution, each Member shall look solely to the assets of the Company for the return of the Member's Capital Account or to pay any Distributions owed to the Member. If the Company property remaining after the payment or discharge of the debts, liabilities and obligations of the Company is insufficient to return the Capital Account of a Member, or to pay any Distributions owed to the Member, such Member shall have no recourse against the Company, any Director, any officer of the Company or any other Member. No Member shall be required to restore any deficit in the Member's Capital Account and any such deficit shall not be treated as an asset of the Company.

The winding up of the affairs of the Company and the distribution of its property and assets shall be conducted exclusively by the Directors and the officers of the Company, and the Directors and the officers of the Company are hereby authorized to take all actions necessary or appropriate to accomplish such winding up and distribution, including selling any property or assets of the Company which the Directors or any officer deem necessary or appropriate to sell and the actions permitted by Sections 489.702, 489.703 and 489.704 of the Iowa Act.

ARTICLE 11
STANDARDS OF CONDUCT FOR DIRECTORS AND MEMBERS

11.1Standards For Directors. The only fiduciary duties a Director owes to the Company and the Members are the duty of loyalty and the duty of care set forth in the following subparagraphs (a) and (b):

(a)A Director's duty of loyalty to the Company and the Members is limited to the following:

(i)To account to the Company and to hold as trustee for the Company any property, profit or benefit derived by the Director regarding any of the following: (1) in the conduct or winding up of the Company's activities; (2) from a use by the Director of the Company's property; or (3) from the appropriation of a Company opportunity;

(ii)To refrain from dealing with the Company in the conduct or winding up of the Company's activities as or on behalf of a Person having an interest adverse to the Company; and

(iii)To refrain from competing with the Company in the conduct of the Company's activities before the dissolution of the Company;

provided, however, that (1) the Directors who are not interested in the specific act or transaction in question may, by the vote of a majority of those Directors, authorize or ratify, after full disclosure of all material facts, a specific act or transaction that would otherwise violate the above described duty of loyalty; (2) the Members who are not interested in the specific act or transaction in question may, by the vote of such Members who hold at least a majority of the outstanding Units held by such Members, authorize or ratify, after full disclosure of all material facts, a specific act or transaction that would otherwise violate the above described duty of loyalty; (3) it is a defense to a claim under subclause (ii) immediately above, and any comparable claim in equity or at common law, that the transaction was fair to the Company; and (4) the duty stated under subclause (iii) immediately above continues only until the winding up of the Company is completed.

(b)A Director's duty of care to the Company and the Members in the conduct and winding up of the Company's activities is to act with the care that a Person in a like position would reasonably exercise under similar circumstances and in a manner the Director reasonably believes to be in the best interests of the Company. In discharging this duty, a Director may rely in good faith upon opinions, reports, statements or other information provided by another Person that the Director reasonably believes is a competent and reliable source for the information.

In addition, a Director satisfies the above referenced duty of care if all of the following apply: (1) the Director is not interested in the subject matter of the business judgment; (2) the Director is informed with respect to the subject of the business judgment to the extent the Director reasonably believes to be appropriate in the circumstances; and (3) the Director has a rational basis for believing that the business judgment is in the best interests of the Company.

Notwithstanding anything which may appear to be to the contrary in the foregoing, a Director's duty of loyalty and duty of care to a Member is subject to Section 489.901(2) of the Iowa Act, and a Person challenging a Director's business judgment has the burdens of proof set forth in Section 489.409(7)(b) of the Iowa Act.

Notwithstanding anything which may appear to be to the contrary in Sections 11.1(a) and (b), the provisions of this Section 11 do not prevent Class A Members from engaging in the same business as the Company. The Members acknowledge that, in connection with the execution of this Agreement, the Company is entering into certain other Transaction Documents, pursuant to and as defined under that certain Class A Membership Unit Purchase Agreement between the Company and the Class A Member, including without limitation an Amended and Restated Management Services Agreement between the Class A Member and the Company (collectively, the “Class A Agreements”), and the Members agree that the execution and performance of the Class A Agreements, and any actions taken by the Class A Directors for the benefit of the Class A Member in connection with such Class A Agreements, shall not be in violation of any duty owed by the Class A Directors.

A Director shall also discharge the Director's duties under the Iowa Act and this Agreement and exercise any rights consistently with the contractual obligation of good faith and fair dealing. The determination of whether a Director has met the obligation of good faith and fair dealing with respect to any particular matter shall be determined utilizing, and based on, a subjective standard based solely upon the actual knowledge and intent of the Director in question, and not based on a reasonableness, objective or other third party or general standard.

A Director does not violate a duty or obligation under the Iowa Act or under this Agreement merely because the Director's conduct furthers the Director's own interest.

The Company and the Members expressly state and agree that any and all exclusions, restrictions and/or limitations on or of, or any eliminations of, any of the duties or obligations of the Directors as set forth in this Section are not manifestly unreasonable and are consistent with the intent and desire of the Company and the Members.

11.2Limitation of Liability of Directors. In addition to the exclusions, restrictions, limitations and protections provided in Section 11.1, a Director shall not be liable to the Company or to the Members for money damages, except only for any of the following: (i) a breach of the duty of loyalty as specified in Section 11.1(a); (ii) a financial benefit received by the Director to which the Director is not entitled; (iii) a breach of a duty under Section 489.406 of the Iowa Act; (iv) intentional infliction of harm on the Company or a Member; or (v) an intentional violation of criminal law. If the Iowa Act or other applicable law is hereafter amended to authorize the additional or further elimination of or limitation on the liability of managers, then the liability of a Director, in addition to the elimination of and limitation on personal liability provided in this Section, shall be eliminated and limited to the extent of such amendment, automatically and without any further action, to the maximum extent permitted by law. Any repeal or modification of this Section or the provisions of the Iowa Act with respect to this Section shall be prospective only, and shall not adversely affect any elimination of or limitation on the personal liability, or any other right or protection, of a Director with respect to any state of facts existing at or prior to the time of such repeal or modification.

11.3Standards of Conduct for Members. A Member shall discharge the Member's duties under the Iowa Act and this Agreement and exercise any rights consistently with the contractual obligation of good faith and fair dealing. A Member does not, however, have any fiduciary duty to the Company or to any other Member solely by reason of being a member of the Company, and a Member may, subject to any prohibitions, restrictions or other limitations set forth in any other agreement between the Member and the Company, engage in other business and activities in addition to being a member of the Company.

ARTICLE 12
INDEMNIFICATION

The Company shall reimburse for any payment made by, and indemnify for any debt, obligation or other liability incurred by, a Director or officer of the Company in the course of the Director's or the officer's activities on behalf of the Company, and shall otherwise indemnify and advance or reimburse expenses to each Director and officer of the Company for liability incurred by them in such capacities, or arising out of their status as such, to the full and maximum extent authorized or permitted by the Iowa Act or other applicable law. This Article does not limit or otherwise affect any provisions of this Agreement (including Sections 8.3, 8.4 and 11.1) which provide for any elimination of, or any restriction or limitation on, any duties or obligations otherwise imposed under Sections 489.405 or 489.409 of the Iowa Act.

If the Iowa Act or other applicable law is hereafter amended to authorize broader, additional or further indemnification, then the indemnification obligations of the Company shall be deemed to be amended automatically, and without any further action, to require indemnification and advancement and reimbursement of funds to pay for or reimburse expenses of the Directors and the officers of the Company to the full and maximum extent then permitted by law. Any repeal or modification of this Article or any other applicable provision of this Agreement, the Iowa Act or other applicable law shall not limit or adversely affect any indemnification or other obligations of the Company under this Article with respect to any acts or omissions occurring, in whole or in part, on or at any time prior to, or any state of facts existing, in whole or in part, on or at or any time prior to, the time of such repeal or modification. Each Person who is now serving or who shall hereafter serve as a Director or an officer of the Company shall be deemed to be doing so in reliance upon the rights provided for in this Article, and such rights shall continue as to a Person who has ceased to be a Director or an officer of the Company, as the case may be, and shall inure to the benefit of the heirs, executors, legal or personal representatives, administrators and successors of such Person. If this Article or any portion of this Article shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Director and officer of the Company to the full and maximum extent permitted by any portion of this Article that shall not have been invalidated.

Except only as may be limited by the express and affirmative requirements of the Iowa Act, the indemnification and advancement and reimbursement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights which a Director or an officer of the Company may have or hereafter acquire or become entitled to under any law or regulation, the Certificate of Organization, this Agreement or another agreement, vote of the Directors, vote of the Members or otherwise.

The Company may, by action of the Directors, provide indemnification to such of the Members, employees and agents of the Company, and to such extent and to such effect, as the Directors may from time to time determine to be appropriate.

The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was a Director, Member, officer, employee or agent of the Company, or while a Director, Member, officer, employee or agent of the Company, is or was serving at the request of the Company as a manager, member, director, officer, partner, trustee, employee or agent of a limited liability company, corporation, partnership, limited partnership, joint venture, trust, employee benefit plan or other Person, against any liability asserted against such Person or incurred by such Person in such capacity, or arising from or out of such Person's status as such, and whether or not the Company could, under the Iowa Act, eliminate or limit such Person's liability to the Company for the conduct giving rise to the liability, or would have the power to indemnify such Person against such liability under the provisions of this Article, the Iowa Act or otherwise. The Company may create a trust fund, grant a security interest and/or use other means (including letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the maximum extent permitted by law and including as a part thereof any or all of the foregoing, to ensure the payment of such sums as may be necessary to effect full indemnification. The Company's obligation to make indemnification and to pay expenses pursuant to this Article shall be in excess of any insurance purchased and maintained by the Company. To the extent that indemnity or expenses of a Person entitled to indemnification and payment of expenses pursuant to this Article are paid on behalf of or to such Person by such insurance, such payments shall be deemed to be applied towards satisfaction of the Company's obligation to such Person to make indemnification and to pay expenses pursuant to this Article.

All references to "indemnify", "indemnification" and other variations of those words in this Article are intended to include the advancement and/or reimbursement of the costs and expenses of the Director, officer or other Person in question.

ARTICLE 13
MISCELLANEOUS PROVISIONS

13.1Notices. Subject to the last paragraph in this Section, all notices, demands, requests and other communications desired or required to be given under this Agreement ("Notices"), shall be in writing and shall be given by:
(i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) sending the same by United States mail, postage prepaid, addressed to the address for Notices.

Subject to the last paragraph in this Section, all Notices shall be deemed given and effective upon the earlier to occur of: (i) the hand delivery of the Notice to the address for Notices; (ii) one business day after the deposit of the Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (iii) three business days after depositing the Notice in the United States mail as set forth in the preceding paragraph.

Subject to the last paragraph in this Section, all Notices to a Director or a Member shall be addressed to the address of the Director or the Member, as the case may be, as it appears in the Company's records, and all Notices to the Company shall be sent to both the principal office and to the registered agent and office of the Company as set forth in the records of the Iowa Secretary of State, or to such other Persons or at such other place as the Director, the Member or the Company, as the case may be, may by Notice designate as a place for service of Notice.

Notwithstanding the foregoing or any other term or condition of this Agreement, or otherwise, which may appear to be to the contrary, any notice, demand, request or other communication desired or required to be given by the Company under this Agreement may be given by the Company to a Director or to a Member by any form of electronic transmission, and any notice given by any form of electronic transmission shall be deemed to be the equivalent of written notice for all purposes, and such electronic transmission and notice shall be deemed to be given and effective upon the Company's transmission thereof to the Director or the Member in question. An electronic transmission may include any process of communication not involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient, and shall include e-mail to the last e-mail address as may from time to time be supplied to the Company by any Director or Member. Each Director and Member shall be responsible for notifying the Company in writing of any change in the e-mail address of such Director or Member. Notwithstanding any term or condition of this Agreement or otherwise which may appear to be to the contrary, any written consent or written action by any Director or by any Member may also be given and received by the Company and by the Director or the Member, as the case may be, by any form of electronic transmission.

13.2Application of Iowa Law. This Agreement is entered into and performable in material part in Iowa, and the application and interpretation hereof shall be governed by and construed in accordance with the laws of the State of Iowa, and, subject to the following, specifically the Iowa Act, but without regard to provisions thereof relating to conflicts of law or choice of law.

Without limiting Section 13.11, any statements in this Agreement that provide that certain sentences, sections or other provisions of this Agreement supersede and override certain provisions or sections of the Iowa Act are not intended to be exclusive statements regarding that issue, and other sentences, sections and provisions of this Agreement also supersede and override various provisions or sections of the Iowa Act, with it being the intent and desire of the Company and the Members that the Certificate of Organization and this Agreement shall be the sole and exclusive statement and agreement by and among the Members and between the Members and the Company and that the Certificate of Organization and this Agreement therefore override and supersede the Iowa Act to full and maximum extent permitted by the Iowa Act. Without limiting the generality of the foregoing, in the event of any conflict or inconsistency between any of the terms and conditions of this Agreement and the Iowa Act, the terms and conditions of this Agreement are intended by the Company and the Members to govern and control to the full extent of such conflict or inconsistency.

13.3Execution of Additional Instruments; Power of Attorney to Directors. Each Member agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments that are necessary to comply with any laws, rules or regulations, or to evidence the authority of the Directors or the officers of the Company under this Agreement.

Without limiting the generality of the foregoing, and in addition thereto, each Member hereby constitutes and appoints each and all of the Directors, acting singly or together, as the Member's true and lawful agent and attorney in fact, with full power and authority and in such Member's name, place and stead, to make, execute, acknowledge, deliver, file and record all such documents and instruments as may be appropriate to carry out the intent and purposes of this Agreement or the business and affairs of the Company, including any amendments or restatements of this Agreement or the Certificate of Organization as may be approved or adopted by the Directors and/or the Members from time to time in accordance with this Agreement. The foregoing power of attorney is coupled with an interest and shall be irrevocable and survive the death or incapacity of each Member, may be exercised by the Directors by a single signature of a Director acting as attorney in fact for all of the Members, and shall survive any Assignment of Units by a Member.

13.4Construction. Words and phrases in this Agreement shall be construed as in the singular or plural number, and as masculine, feminine or neutral gender, according to the context, including all references to "Directors" or "Director" or to "Members" or "Member" during any period of time that the Company only has, respectively, one Director or one Member. The use of the words "herein", "hereof", "hereunder" and other similar compounds of the word "here" refer to this entire Agreement and not to any particular article, section, paragraph or provision. Any reference in this Agreement to an "Article", a "Section" or a "Schedule" is to the article, section or schedule of this Agreement, unless otherwise expressly indicated. The words "include", "includes" and "including" are used in this Agreement in a nonexclusive manner and fashion, that is so as to include, but without limitation, the items, facts, acts or matters in question. Any reference in this Agreement to a section of the Iowa Act, the Code, the Treasury Regulations, or the Exchange Act, or to a rule under the Exchange Act, shall, unless otherwise expressly provided in this Agreement, be a reference to such section or rule as amended from time to time and to any successor section or rule or redesignated section or rule. This Agreement shall not be construed more strongly against the Company or any Director or Member regardless of who was more responsible for its preparation.

13.5Headings and Captions. The headings, captions or titles of articles, sections and paragraphs in this Agreement are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Agreement, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions.

13.6No Waiver. No failure or delay on the part of the Company, any Director, any officer of the Company or any Member in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except as may be otherwise provided in this Agreement, the remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the Company, any Director, any officer of the Company or any Member at law, in equity or otherwise.

13.7Severability. In the event any provision of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable as written, but valid, legal and enforceable if modified, then such provision shall be deemed to be amended to such extent as shall be necessary for such provision to be valid, legal and enforceable and it shall be enforced to that extent. Any finding of invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.8Binding Effect on Heirs, Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Directors, the officers of the Company, the Members and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Company, the Directors, the officers of the Company, the Members, and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, any rights, remedies, liabilities or obligations under or by reason of this Agreement.

13.9Creditors. Without limiting Section 13.8, none of the provisions of this Agreement are for the benefit of, or are enforceable by, any creditor of the Company.

13.10Counterparts. This Agreement may be executed by one or more of the Members on any number of separate counterparts or addendums (including by e-mail or facsimile transmission), and said counterparts and addendums taken together shall be deemed to constitute one and the same agreement.

13.11Entire Agreement. Without limiting Section 13.2, the Certificate of Organization, this Agreement, the Unit Assignment Policy, any statements of authority that are executed pursuant to Sections 4.1 or 10.3 and any exhibits and schedules to this Agreement constitute the entire agreement pertaining to the subject matters of this Agreement and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings in connection with the subject matters of this Agreement. Any exhibits and schedules are incorporated into this Agreement as if set forth in their entirety and constitute a part of this Agreement. This Agreement supersedes and replaces in entirety the Prior Operating Agreement.

13.12Indemnification; Specific Performance. Each Member shall defend, indemnify and hold the Company, the Directors and each of the other Members harmless from and against any suit, proceeding, action, claim, counterclaim, loss, liability, damage, cost and/or expense (including attorneys' fees and court costs) in any way related to, connected with or arising or resulting from any misrepresentation or any breach or nonfulfillment of, or default under, any term or condition of this Agreement by the Member, including any breach or nonfulfillment of, or default under, Article 9.

Each Member respectively acknowledges and agrees that the Company shall be entitled to, and hereby instructs and directs any court or other authority to grant the Company, specific performance of the duties and obligations of the Member under Section 5.7 and Article 9.

13.13Consent to Jurisdiction. The Company, each Director, each officer of the Company and each Member hereby submit to the non-exclusive jurisdiction of any United States or Iowa court sitting in Story County, Iowa or Polk County, Iowa in any action or proceeding arising out of or relating to this Agreement, and the Company, each Director, each officer of the Company and each Member hereby agree that all claims in respect of any such action or proceeding may be heard and determined in any such United States or Iowa court. The Company, each Director, each officer of the Company and each Member waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in any such court. The Company, each Director, each officer of the Company and each Member consent to the service of any and all process in any such action or proceeding brought in any such court by the delivery of copies of such process to them at the address specified for Notices for them.

13.14Waiver of Action for Partition. Each Member unconditionally and irrevocably waives any right that the Member may have to maintain any action for partition with respect to any of the assets or properties of the Company.

13.15Waiver of Jury Trial. The Company, each Director, each officer of the Company and each Member hereby waive any right to a jury trial with respect to and in any action, proceeding, suit, claim, counterclaim, demand or other matter whatsoever arising out of this Agreement.

IN WITNESS WHEREOF, this Agreement is made and entered into effective as of the ______ day of _______, 2021.

MEMBERS

By:    /s/ Jeff Taylor
Jeff Taylor, Director and
as Attorney In Fact for the Members

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED OPERATING
AGREEMENT OF
LINCOLNWAY ENERGY, LLC DATED AS OF
____, 2021]

APPENDIX A

Membership Units Issued and Outstanding
As of ___________, 2021

Class	Number of Units	Percentage Interest
Common
Class A
Class B
Class C
Class D

Board of Directors

Elected:
Jeff Taylor –     most recently elected at the 2017 annual meeting for a three year term (expiring at 2020 annual meeting)
Bill Couser –     most recently elected at the 2018 annual meeting for a three year term (expiring at the 2021 annual meeting)
Rick Vaughan –     most recently elected at the 2018 annual meeting for a three year term (expiring at the 2021 annual meeting); reclassified by Board of Directors to a term expiring at the 2022 annual meeting (to provide for staggered terms)

Class A Directors:

Robert Brummels
Dan Heard
James Krause
Marvin Stech

HB: 4837-9580-7915.3